                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               MERIDIAN INDUSTRIAL TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                        MERIDIAN INDUSTRIAL TRUST, INC.

                           NOTICE OF SPECIAL MEETING,
                         PROXY STATEMENT AND PROXY CARD
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 6, 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.

                                         , 1997

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders of Meridian Industrial Trust, Inc. (the "Company") to be held on Wednesday, August 6, 1997, at 9:00 a.m., local time, at the Sheraton Palace Hotel, 2 Montgomery Street, San Francisco, California. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the special meeting, and a proxy card for use in voting at the special meeting.

    At the special meeting, you will be asked to approve the issuance of (a) up to 7,314,026 shares of common stock, par value $.001 ("Common Stock"), of the Company to Ameritech Pension Trust ("Ameritech") in connection with an acquisition of certain warehouse/distribution properties and related assets from Ameritech, and (b) 7,096,513 shares Common Stock to The Prudential Insurance Company of America and three accounts managed by Prudential (the "Prudential Purchasers") in connection with stock purchase agreements entered into between the Company and each of the Prudential Purchasers, and to act on such other business as may properly come before the special meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE ISSUANCES OF COMMON STOCK TO AMERITECH AND THE PRUDENTIAL PURCHASERS AND THE RELATED TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF BOTH OF THE PROPOSALS.

    We hope that you will be able to attend the special meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, date, sign and promptly return the enclosed proxy card. It is important that your shares be represented at the meeting.

                                          Very truly yours,

                                          Allen J. Anderson

                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT

    PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON, AND YOUR PROXY WILL BE WITHDRAWN.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                                ----------------

                   NOTICE TO STOCKHOLDERS OF SPECIAL MEETING
                          TO BE HELD ON AUGUST 6, 1997

                            ------------------------

    PLEASE TAKE NOTICE that a special meeting of stockholders (the "Special Meeting") of Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), will be held on Wednesday, August 6, 1997, at 9:00 a.m., local time, at the Sheraton Palace Hotel, 2 Montgomery Street, San Francisco, California, to consider and vote on the following matters:

    1. The issuance of up to 7,314,026 shares of Common Stock, par value $.001 per share ("Common Stock"), of the Company to Ameritech Pension Trust ("Ameritech") in accordance with the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions between the Company and Ameritech (the "Ameritech Agreement").

    2. The issuance of 7,096,513 shares of Common Stock to The Prudential Insurance Company of America and three accounts managed by Prudential (collectively, the "Prudential Purchasers") for cash in accordance with the terms of certain stock purchase agreements between the Company and each of the Prudential Purchasers.

    3. Such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    These matters are more fully discussed in the attached Proxy Statement.

    Only stockholders of record at the close of business on June 26, 1997, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting shall constitute a quorum. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card.

    You may revoke your proxy at any time before the shares to which it relates are voted by filing with the Company a written revocation or a subsequently-dated proxy. If you are present at the Special Meeting and vote in person, your proxy will not be exercised.

    We look forward to seeing you at the Special Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE PROPOSALS.

                                          By Order of the Directors,

                                          Robert A. Dobbin

                                          SECRETARY

San Francisco, California

        , 1997

    TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
INFORMATION CONCERNING SOLICITATION AND VOTING.............................................................           1

  General..................................................................................................           1

  Summary of Proposals to be Considered at the Special Meeting.............................................           1

  Voting Rights and Outstanding Shares.....................................................................           2

  Revocability of Proxies..................................................................................           2

PROPOSAL ONE--THE AMERITECH STOCK ISSUANCE.................................................................           2

  General..................................................................................................           2

  Consideration for the Ameritech Stock Issuance...........................................................           3

  Reasons for the Ameritech Transaction....................................................................           4

  The Ameritech Agreement..................................................................................           4

  Amended and Restated Excepted Holder Agreement...........................................................           5

  Registration Rights Agreement............................................................................           6

  Ameritech Portfolio Property Description.................................................................           7

  Required Vote............................................................................................           8

PROPOSAL TWO--THE PRUDENTIAL STOCK ISSUANCE................................................................           8

  General..................................................................................................           8

  Consideration for the Prudential Stock Issuance..........................................................           8

  Reasons for the Prudential Stock Transaction.............................................................           8

  The Prudential Stock Agreements..........................................................................           9

  Excepted Holder Agreement................................................................................          10

  Registration Rights Agreement............................................................................          10

  The Prudential Property Agreements.......................................................................          11

  Prudential Portfolio Property Description................................................................          11

  Required Vote............................................................................................          12

SELECTED FINANCIAL DATA....................................................................................          13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          14

STOCKHOLDER PROPOSALS......................................................................................          18

MISCELLANEOUS..............................................................................................          19

AVAILABLE INFORMATION......................................................................................          19

INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                        MERIDIAN INDUSTRIAL TRUST, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement (the "Proxy Statement") and the enclosed form of proxy are first being sent to stockholders of Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") for use in connection with a special meeting of the Company's stockholders to be held at the Sheraton Palace Hotel, 2 Montgomery Street, San Francisco, California, at 9:00 a.m., local time, on Wednesday, August 6, 1997, and at any postponements or adjournments thereof (the "Special Meeting"). The Company's principal executive offices are located at 455 Market Street, 17th Floor, San Francisco, California 94105.

    The Company has mailed this Proxy Statement and the accompanying form of proxy (the "Proxy")
to all stockholders entitled to notice of and to vote at the Special Meeting on
or about                         , 1997.

SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, the stockholders of the Company will consider and vote upon two separate proposals:

    (a) PROPOSAL ONE--THE AMERITECH STOCK ISSUANCE. A proposal to consider and approve the issuance of up to 7,314,026 shares of Common Stock, par value $.001 per share ("Common Stock"), of the Company to Ameritech Pension Trust ("Ameritech") in accordance with the terms of an Agreement of Purchase and Sale and Joint Escrow Instructions (the "Ameritech Agreement"), pursuant to which the Company will acquire up to 23 warehouse/industrial properties, including a participating mortgage secured by a seven-building industrial project (the "Ameritech Transaction"); and

    (b) PROPOSAL TWO--THE PRUDENTIAL STOCK ISSUANCE. A proposal to consider and approve the issuance of 7,096,513 shares of Common Stock to The Prudential Insurance Company of America ("Prudential") and three accounts managed by Prudential (collectively with Prudential, the "Prudential Purchasers") for aggregate consideration of $140 million in cash in accordance with the terms of certain stock purchase agreements (the "Prudential Stock Agreements") between the Company and each of the Prudential Purchasers (the "Prudential Stock Transaction"). The Company intends to use the proceeds of the Prudential Stock Transaction to pay a portion of the consideration to be paid to Prudential and certain affiliated entities (collectively, the "Prudential Property Sellers") pursuant to those certain Purchase and Sale Agreements under which the Company has agreed to acquire 29 properties comprising 57 warehouse/ industrial buildings and 179 acres of land from the Prudential Property Sellers (the "Prudential Property Transaction").

    The Board is seeking stockholder approval of the issuance of Common Stock under the Ameritech Agreement and under the Prudential Stock Agreements pursuant to the rules of the New York Stock Exchange (the "NYSE"). Approval of the Ameritech Stock Issuance by the stockholders of the Company is a condition to the closing of the Ameritech Transaction. See "Proposal One--The Ameritech Stock Issuance." Approval of the Prudential Stock Issuance is not a condition to the closing of the Prudential Property Transaction, and the Company is obligated and intends to complete the Prudential Property Transaction even if the Prudential Stock Issuance is not approved and as a result the Prudential Stock Transaction does not close. See "Proposal Two--The Prudential Stock Issuance."

VOTING RIGHTS AND OUTSTANDING SHARES

    Only stockholders of record at the close of business on June 26, 1997, (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote 13,603,676 shares of the Company's Common Stock and 2,272,727 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock"). These shares of Series B Preferred Stock and Common Stock are collectively referred to below as the "Shares."

    The presence at the Special Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business. Each outstanding Share is entitled to one vote on each matter to be voted upon at the Special Meeting. If there are insufficient Shares present to constitute a quorum or insufficient affirmative votes to approve any matter presented for approval, the Special Meeting may be postponed or adjourned one or more times to permit further solicitation of proxies. The Special Meeting could be so postponed or adjourned without further notice to stockholders to a date that is up to 120 days from the Record Date.

    Shares represented by properly executed and returned Proxies that have not been revoked will be voted at the Special Meeting in accordance with the instructions on those Proxies. If a properly executed and returned Proxy contains no instructions, it will be voted: (a) for the approval of the Ameritech Stock Issuance; (b) for the approval of the Prudential Stock Issuance; and (c) in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting. The Company's directors do not know of any matter that will be presented for consideration at the Special Meeting other than the two proposals described in this Proxy Statement.

REVOCABILITY OF PROXIES

    Any stockholder giving a Proxy pursuant to this solicitation has the power to revoke that Proxy at any time before the Shares to which it relates are voted either (a) by filing with the Company, at its principal executive offices, written notice of revocation or a duly executed Proxy bearing a later date, or
(b) by attending the Special Meeting, withdrawing the Proxy, and voting in person.

                                  PROPOSAL ONE
                          THE AMERITECH STOCK ISSUANCE

GENERAL

    The Board is seeking stockholder approval for the issuance of up to 7,314,026 shares of Common Stock in connection with the Ameritech Transaction, as required by the rules of the NYSE. It is not possible to determine the exact number of shares issuable in connection with the Ameritech Transaction because Ameritech is entitled to substitute certain properties for certain of the properties currently proposed to be acquired resulting in an adjustment to the consideration to be received by Ameritech as described below. In addition, certain of these substitute properties may be delivered subject to certain existing mortgage indebtedness or that mortgage indebtedness may be satisfied prior to closing which will have the effect of decreasing the number of shares to be issued by the Company. Finally, during the due diligence period the Company has the right to elect not to acquire individual properties if it discovers major environmental problems regarding a property in the course of its due diligence. See "--The Ameritech Agreement."

    Paragraph 312.03 of the NYSE Listed Company Manual provides that stockholder approval is required prior to the issuance of Common Stock by the Company in certain instances, including (a) when the number of shares of Common Stock to be issued in a transaction or Series of transactions, other than a public offering for cash, would equal at least 20% of the number of shares of Common Stock outstanding before such issuance and (b) if the Company proposes to issue shares of Common Stock that exceed 1% of the number of shares of Common Stock outstanding before such issuance to a substantial security holder of the Company in connection with an acquisition of tangible or intangible assets or property. The shares of Common Stock issuable upon the closing of the Ameritech Transaction (an aggregate of up to 7,314,026 shares), will constitute approximately 35.3% of the shares of Common Stock outstanding immediately before such closing based upon the number of shares of Common Stock outstanding at the Record Date and assuming 7,096,513 shares of Common Stock are issued to the Prudential Purchasers upon the closing of the Prudential Stock Transaction (or 53.7% if no shares of Common Stock are issued to the Prudential Purchasers). In addition, prior to entering into the Ameritech Agreement, Ameritech held 1,623,376 shares of Series B Preferred Stock which shares represent approximately 10.2% of the outstanding capital stock of the Company. Approval of the Ameritech Stock Issuance by the stockholders of the Company is a condition to the closing of the Ameritech Transaction. See "--The Ameritech Agreement."

CONSIDERATION FOR THE AMERITECH STOCK ISSUANCE

    The consideration to be received by the Company for the Ameritech Stock Issuance will consist of a portfolio of 23 warehouse industrial/properties, including a participating mortgage in principal amount of $23.3 million that is secured by a seven-building warehouse industrial project. Certain of the Ameritech properties to be acquired by the Company pursuant to the Ameritech Agreement serve as security for certain indebtedness and Ameritech must provide its lender with acceptable substitute collateral to transfer such properties to the Company free from such encumbrance. Ameritech has the right to delay the closing with respect to the encumbered properties only for up to 60 days and, if such properties cannot then be delivered free and clear of encumbrances, to (a) substitute certain other identified properties that are substantially similar to the encumbered properties (the "Alternate Properties") and (b) to deliver those substituted properties to the Company at a closing not later than 55 days after the date on which the Company is notified that Ameritech has elected to deliver the Alternate Properties.

    If Ameritech delivers the above described properties and does not deliver the Alternate Properties, the aggregate number of shares of Common Stock to be issued by the Company will be 7,314,026. If Ameritech delivers the Alternate Properties the aggregate number of shares of Common Stock to be issued by the Company will be 7,126,382 shares if the Alternate Properties are delivered free from all existing mortgage indebtedness, and 6,896,297 shares if two of the Alternate Properties are delivered subject to existing mortgage indebtedness. See "--Ameritech Portfolio Property Description."

    In determining the aggregate consideration to be paid for the Ameritech portfolio, the Company considered such factors as the historical and expected cash flow of the properties, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, building design, the anticipated impact of the acquisition on the Company's financial results and capitalization rates at which it believes other comparable properties have recently sold. No independent appraisals were obtained for the assets comprising the Ameritech portfolio.

    Based on the above factors and negotiations with Ameritech, the Company (a) arrived at an aggregate consideration of $145.5 million for the Ameritech portfolio (excluding the Alternate Properties) and (b) divided that amount by $19.896 (the "Market Price") in order to arrive at the number of shares of Common Stock to be issued at the closing of the Ameritech Transaction. The Market Price was negotiated by the Company and Ameritech and is equal to 96% of the average of the closing prices of the Company's Common Stock for the ten business days prior to May 13, the date that the Company and Ameritech entered into a letter of intent regarding the Ameritech Transaction.

    The Ameritech Agreement provides that Ameritech will pay to the Company an amount equal to the pro rata portion of the Company's third quarter dividend payable in respect of the Common Stock issued to Ameritech that is attributable to the period in the third quarter prior to the closing of the Ameritech Transaction.

    On May 29, 1997, the last trading day prior to public announcement of the Ameritech Transaction, both the high and the low sales prices of the Common Stock on the NYSE were $22.00.

REASONS FOR THE AMERITECH TRANSACTION

    The Company believes that the Ameritech Transaction is in the best interests of the Company's stockholders because, among other things, it will increase the Company's portfolio by 4.1 million square feet (35%), and will significantly increase the Company's critical mass in the Los Angeles Basin, Dallas, Phoenix, Chicago and San Francisco Bay Area target markets. The Ameritech properties have an average clear height of 26 feet and an average age of nine years. The Ameritech properties are 99% leased to 85 tenants, the largest of which include Kirk Paper Corporation, CSK Automotive and Mattel Corporation, Inc.

    The Company also believes that the Ameritech Transaction will help accelerate the Company's goal of attaining the equity capitalization necessary to access capital markets consistently on favorable terms. REITs with total assets of at least $500 million are often viewed as having better access to capital and growth opportunities. As of March 31, 1997 and on a pro forma basis assuming completion of the Ameritech Transaction and the Prudential Transactions, the Company's total assets will have grown from approximately $345.1 million to approximately $750.3 million and its total stockholders' equity will have increased approximately 116% to $527.7 million. As of March 31, 1997 and on a pro forma basis assuming completion of the Ameritech Transaction only, the Company's total assets will have increased to approximately $552.0 million and its total stockholders' equity will have increased approximately 59% to $387.7 million.

    The Company believes that the issuance of Common Stock in lieu of cash consideration in payment of the purchase price for the Ameritech Transaction will enhance the Company's capital structure and allow it to reduce its existing debt-to-equity ratio. In addition, the fact that the properties included in the Ameritech portfolio are principally located in the Company's target markets increases the Company's market penetration in those markets and provides greater economies of scale.

THE AMERITECH AGREEMENT

    REPRESENTATIONS AND WARRANTIES. The Ameritech Agreement contains various representations and warranties relating to, among other things: (a) the due organization, authority and standing of the Company and Ameritech and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Ameritech Agreement; (c) the capital structure of the Company; (d) the absence of conflicts under the charters or bylaws of the Company and Ameritech, the absence of violations of any agreements or law, and the identification and receipt required consents or approvals; (e) the Company's status as a REIT, (f) employee benefit matters; (g) the environmental condition of the Ameritech properties; (h) taxes; and (i) required stockholder approval.

    CONDITIONS. The respective obligations of the Company and Ameritech to consummate the Ameritech Acquisition are subject to the fulfillment of each of the following conditions, among others: (a) the Ameritech Stock Issuance shall have been approved by the holders of the issued and outstanding shares of capital stock of the Company entitled to vote thereon; (b) neither the Company nor Ameritech shall be subject to any order or injunction against the consummation of the transactions contemplated by the Ameritech Agreement; and
(c) the Common Stock to be issued to Ameritech shall have been approved for listing on the NYSE.

    The obligations of Ameritech to consummate the Ameritech Acquisition are further subject to the satisfaction or waiver of the following additional conditions: (a) each of the representations and warranties of the Company contained in the Ameritech Agreement shall be true and correct in all material respects as of the date made and at closing; (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by the Ameritech Agreement to be performed or complied with by it at or prior to the closing of the Ameritech Acquisition; and (c) there shall not have occurred a material adverse change in the assets, liabilities, financial condition, earnings or operations of the Company.

    The obligations of the Company to consummate the Ameritech Acquisition are further subject to the satisfaction or waiver of the following additional conditions: (a) each of the representations and warranties of Ameritech contained in the Ameritech Agreement shall be true and correct in all material respects as of the date made and at closing; (b) Ameritech shall have performed or complied in all material respects with all agreements and covenants required by the Ameritech Agreement to be performed or complied with by it at or prior to the closing of the Ameritech Acquisition; and (c) the Company shall have received commitments for owner's title policies insuring the Company's title to the Ameritech properties as provided in the Ameritech Agreement. In addition, until July 25, 1997 (subject to extension with respect to the Alternate Properties) and subject to the termination rights of the parties described below, the Company has the right to terminate its obligation to purchase properties on an individual basis if a property is subject to an environmental condition that a third party has identified in a written report and that would cause the value of the subject property to be reduced by 10% or more.

    TERMINATION. The Ameritech Agreement may be terminated: (a) by the mutual consent of the Company and Ameritech; (b) by the Company, if any representation or warranty of Ameritech contained in the Ameritech Agreement shall not be true and correct in all material respects or upon a material breach on the part of Ameritech of any covenant or agreement set forth in the Ameritech Agreement; (c) by Ameritech, if any representation or warranty of the Company contained in the Ameritech Agreement shall not be true and correct in all material respects or upon a material breach on the part of the Company of any covenant or agreement set forth in the Ameritech Agreement; (d) by the Company, during the applicable due diligence period, as to all but not less than all of the Ameritech properties if the Company is not satisfied as to the physical or legal aspects of one or more properties or if the Company has determined that the budgeted net operating income for one or more properties does not reflect a commercially reasonable calculation; (e) by the Company or Ameritech if the Company has elected to terminate its obligation to purchase properties representing more than 20% of the rentable square feet of the Ameritech portfolio and more than 20% of the budgeted net operating income of the Ameritech portfolio as a result of title or major environmental defects, casualty or condemnation events, or Ameritech's failure to deliver tenant or lender estoppel certificates in the accordance with the terms of the Ameritech Agreement; (f) by Ameritech, if there shall have been a material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole and
(g) by Ameritech or the Company if the closing shall not have occurred by October 8, 1997.

AMENDED AND RESTATED EXCEPTED HOLDER AGREEMENT

    For the Company to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), generally not more than 50% of the value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To help the Company meet these requirements and otherwise maintain its REIT status, the Company's Charter includes two basic protective provisions affecting the ownership and transfer of the Company's issued and outstanding shares of any class or Series of Common Stock or preferred stock ("Equity Stock"): (a) a general prohibition against actual or constructive ownership by any person (other than persons designated by the Board as "Excepted Holders" as described further below) of more than 8.5% of the lesser of the number or value of the outstanding shares of any class or Series of Equity Stock; and (b) a prohibition against ownership of Equity Stock that would cause the Company to be "closely held" or to otherwise fail to qualify as a REIT (such as ownership that would result in the Company being treated as owning an interest in a tenant if income derived by the Company from that tenant would cause the Company to fail to satisfy any of the REIT gross income requirements).

    The Charter provides that, upon any attempted transfer of Equity Stock (including warrants or options to acquire Equity Stock) that would cause any person to be treated as owning Equity Stock in violation of the ownership restrictions, the number of shares that would cause the violation are automatically transferred to a trustee for the benefit of a charitable beneficiary as "Shares-in-Trust." The person who otherwise would have been considered the owner will have no rights or economic interest in those shares.

    In order to permit ownership in excess of the specified 8.5% ownership limit for persons who will not jeopardize the Company's REIT status, the Charter permits the Board to designate certain "Excepted Holders." Excepted Holders must supply appropriate representations and undertakings designed to protect the Company's REIT status (such as information establishing that the Excepted Holder is treated as a "look-through" entity in applying the REIT stock ownership tests and that the deemed ownership of the Company shares through the entity will be appropriately dispersed so as not to jeopardize the Company's REIT status). Each Excepted Holder is subject to a separate ownership limit as specified by the Board.

    The only current Excepted Holders (and their respective Excepted Holder Limits for Common Stock) are Hunt Acquisitions Partners, Ltd. ("Hunt") (23.7%), USAA Real Estate Company ("USAA") (20%), Ameritech (19.5%), OTR, an Ohio general partnership acting on behalf of and as nominee for The State Teachers Retirement Board of Ohio ("OTR") (8.5%), and Morgan Stanley Asset Management, Inc. ("Morgan Stanley") (1,600,000 shares), five of the principal shareholders of the Company. Hunt, USAA, Ameritech, OTR, and Morgan Stanley each have entered into separate "Excepted Holder Agreements" with the Company under which they have given representations and undertakings designed to protect the Company's REIT status. The Excepted Holder Agreements with the holders of the Company's Series B Preferred Stock, Ameritech and OTR, permit Ameritech and OTR to own up to 100% of the outstanding shares of Series B Preferred Stock and permit Ameritech to own up to 19.5% of the outstanding shares of Common Stock and OTR to own up to 8.5% of the outstanding shares of Common Stock. Each of the current Excepted Holder Agreements provides for certain adjustments to the ownership limits if the Company engages in certain types of redemptions or repurchases of Common Stock.

    Under the Excepted Holder Agreements, the Excepted Holders have made representations with respect to their actual or constructive ownership of interests in tenants of the Company. These representations are designed to assist the Company to qualify as a REIT. A breach of any of these representations, except as determined by the Board with respect to a particular Excepted Holder, may result in certain shares of Equity Stock held by such Excepted Holder becoming Shares-in-Trust. The Excepted Holder Agreement entered into with Ameritech provides that a tenant ownership issue of this type will be resolved other than through the creation of Shares-in-Trust.

    In connection with and as a condition to the closing of the Ameritech Transaction, the Company and Ameritech will enter into an Amended and Restated Excepted Holder Agreement that will increase the maximum number of shares of Common Stock that Ameritech is permitted to own to provide for the acquisition of the shares of Common Stock in the Ameritech Transaction.

REGISTRATION RIGHTS AGREEMENT

    Pursuant to the Ameritech Agreement and the Prudential Stock Agreements, the Company has agreed to enter into a registration rights agreement with Ameritech and the Prudential Purchasers (the "Registration Rights Agreement"). If the Ameritech Transaction and the Prudential Stock Transaction are completed, the shares of Common Stock to be received by Ameritech and the Prudential Purchasers will be issued in private placements that are exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"), and as a result there will be restrictions on the resale of the shares of Common Stock they receive imposed under the Securities Act. Because of these Securities Act restrictions, Ameritech and the Prudential Purchasers required, as a condition to their obligations to close the proposed transactions, that the Company grant each of them certain registration rights and enter into the Registration Rights Agreement.

    Pursuant to the Registration Rights Agreement, the Company has agreed to file and cause to be declared effective within 90 days after the earlier of the closing of the Ameritech Transaction and the Prudential Stock Transaction a "shelf" registration statement registering the resale of the Common Stock to be issued to Ameritech and the Prudential Purchasers. In addition under the Registration Rights Agreement, Ameritech will have the right on three occasions and each of the Prudential Purchasers will have the right on one occasion, to require the Company to register that number of those shares of Common Stock having a fair market value of at least $1 million for sale under the Securities Act. If Ameritech sells or otherwise transfers the shares of Common Stock to be received by it under the Ameritech Agreement, Ameritech will be entitled to transfer the right to request two "demand registrations". The Prudential Purchasers will each be entitled to transfer their right to request a "demand registration" only to a transferee that acquires all of their shares of Common Stock. The Company is obligated under the Registration Rights Agreement to effect up to four such "demand" registrations requested by the Prudential Purchasers and their assignees. Ameritech and the Prudential Purchasers and their assignees have additional "piggyback" registration rights under the Registration Rights Agreement to require that their Registrable Securities be included in registrations proposed by the Company (either for itself or for the benefit of other shareholders).

    The Company will bear all the expenses associated with the registration of any Common Stock under the Registration Rights Agreement, other than underwriting discounts or commissions and any legal fees and expenses of any holders of Registrable Securities.

AMERITECH PORTFOLIO PROPERTY DESCRIPTION

    The following tables set forth certain information relating to the Ameritech property portfolio.

                          AMERITECH PORTFOLIO SUMMARY

                                                                          PERCENT OF                   PERCENTAGE
                                  NO. OF       OCCUPANCY     RENTABLE    TOTAL SQUARE   ANNUALIZED      OF TOTAL
                                PROPERTIES        RATE      SQUARE FEET      FEET      BASE RENT(1)    BASE RENT
                               -------------  ------------  -----------  ------------  -------------  ------------
Dallas.......................            6        100.00%      950,257        23.15%   $   2,565,166       16.63%
Los Angeles Basin............           15         99.65%    1,802,035        43.90%       7,344,522       47.61%
Chicago......................            2        100.00%      456,248        11.11%       1,693,999       10.97%
San Francisco Bay Area.......            2         95.28%      278,136         6.78%       1,723,144       11.17%
Phoenix......................            3        100.00%      491,779        11.98%       1,600,920       10.38%
St. Louis....................            1        100.00%      126,642         3.08%         499,992        3.24%
                                       ---        ------    -----------      ------    -------------      ------
Total/average................           29         99.61%    4,105,097       100.00%   $  15,427,743      100.00%
                                       ---                  -----------      ------    -------------      ------
                                       ---                  -----------      ------    -------------      ------

                     AMERITECH PORTFOLIO LEASE EXPIRATIONS

                                                                PERCENTAGE OF
                                                   SQUARE FEET   TOTAL LEASED   CUMULATIVE % OF   ANNUAL BASE
                                      NUMBER OF    SUBJECT TO   SQUARE FEET OF   TOTAL LEASED     RENT UNDER
                                       LEASES       EXPIRING       EXPIRING     SQUARE FEET OF     EXPIRING
YEAR                                  EXPIRING      LEASES(1)       LEASES      EXPIRING LEASES    LEASES(2)
----------------------------------  -------------  -----------  --------------  ---------------  -------------
1997..............................            5       163,696         4.00%            4.00%     $     673,604
1998..............................           14       311,870         7.63%           11.63%         1,154,736
1999..............................           24       828,474        20.26%           31.89%         3,543,906
2000..............................           13       985,754        24.11%           56.00%         3,096,417
2001..............................           11       501,820        12.27%           68.27%         2,336,663
2002..............................            2       132,646         3.24%           71.51%           647,316
2003..............................            1         9,453         0.23%           71.74%            93,473
2004..............................            1        66,452         1.63%           73.37%           206,666
2005..............................            8       667,075        16.31%           89.68%         2,512,371
2006..............................            1        22,520         0.55%           90.23%           105,394
2010..............................            1       273,520         6.69%           96.92%           754,908
2016..............................            1       125,952         3.08%          100.00%           302,289
                                            ---    -----------                                   -------------
                                             82     4,089,232                                    $  15,427,743
                                            ---    -----------                                   -------------
                                            ---    -----------                                   -------------

------------------------

(1) Includes seven industrial properties aggregating 623,658 square feet which serve as security for a participating mortgage to be acquired by the Company pursuant to the Ameritech Agreement.

(2) Represents annualized monthly base rent from leases in effect as of March 31, 1997. Base rent means contractual gross rent and therefore, excludes payments by tenants on account of real estate tax and operating expense reimbursements.

REQUIRED VOTE

    The Board voted unanimously in favor of the Ameritech Stock Issuance and recommends that the Company's stockholders vote in favor thereof. Proxies will be voted in favor of the Ameritech Stock Issuance unless stockholders specify in their Proxies a contrary choice. Approval of Proposal One is not a condition to the approval of Proposal Two.

    Assuming that a quorum is present, the affirmative vote of a majority of all the votes cast at the Special Meeting is necessary for approval of the Ameritech Stock Issuance. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                                  PROPOSAL TWO
                         THE PRUDENTIAL STOCK ISSUANCE

GENERAL

    The Board also is seeking stockholder approval for the issuance of an aggregate of 7,096,513 shares of Common Stock to the Prudential Purchasers for $140 million ($19.728 per share) in connection with the Prudential Stock Transaction as required by the rules of the NYSE. The shares of Common Stock to be issued to the Prudential Purchasers in the Prudential Stock Issuance will constitute approximately 33.9% of the shares of Common Stock outstanding immediately prior to the closing of the Prudential Stock Transaction based upon the number of shares of Common Stock outstanding at the Record Date and assuming 7,314,026 shares of Common Stock are issued to Ameritech pursuant to the Ameritech Stock Issuance (or 52.2% if no shares of Common Stock are issued to Ameritech).

CONSIDERATION FOR THE PRUDENTIAL STOCK ISSUANCE

    The per share purchase price of the shares to be sold to the Prudential Purchasers was calculated on the basis of 96% of the average closing price of the Common Stock on the NYSE for the five business days prior to the date on which the Company and Prudential entered into a letter of intent regarding the Prudential Stock Transaction. The Company intends to use the proceeds of the Prudential Stock Transaction to partially fund the Prudential Property Transaction. The obligations of the Company and the Prudential Purchasers to complete the Prudential Stock Transaction are not conditioned upon the closing of the Prudential Property Acquisition. If the Prudential Stock Issuance is not approved, the Company intends to fulfill its obligations to complete the Prudential Property Acquisition and expects to fund the Prudential Property Acquisition with debt financing and/or the issuance of additional equity. The approval of the stockholders of the Company is not required to complete the Prudential Property Acquisition.

    On May 29, 1997, the last trading day prior to public announcement of the Prudential Stock Transaction, both the high and low sales prices of the Common Stock on the NYSE were $22.00.

REASONS FOR THE PRUDENTIAL STOCK TRANSACTION

    The Company believes that the Prudential Stock Transaction is in the best interest of the Company's stockholders because, among other things, it will provide the Company with funds to complete the Prudential Property Transaction which will increase the Company's portfolio by 5.23 million square feet. The Company also believes that the Prudential Stock Transaction will help accelerate the Company's goal of attaining the equity capitalization necessary to access capital markets consistently on favorable terms. As of March 31, 1997 and on a pro forma basis assuming completion of the Ameritech Transaction and the Prudential Transactions, the Company's total assets will have grown from approximately $345.1 million to approximately $750.3 million and its total stockholders' equity will have increased approximately 116% to $527.7 million. As of March 31, 1997 and on a pro forma basis assuming completion of the Prudential Transactions only, the Company's total assets will have increased to approximately $591.0 million and its total stockholders' equity will have increased approximately 57% to $382.1 million.

    Finally, the Company believes that the issuance of Common Stock in the Prudential Stock Transaction will enhance the Company's capital structure by allowing it to reduce its existing debt-to-equity ratio.

THE PRUDENTIAL STOCK AGREEMENTS

    GENERAL. On May 29, 1997, the Company and Prudential entered into the first Prudential Stock Agreement which provided for the issuance by the Company of 3,548,256 shares of Common Stock for aggregate consideration of $70 million (subject to adjustment for dividends attributable to the period between July 1 and the closing date) and granted Prudential or certain separate accounts managed by Prudential the right to purchase an additional 3,548,257 shares of Common Stock at the same purchase price. On July 10, 1997, the Company entered into Prudential Stock Agreements with Prudential on behalf of a single client insurance company separate account, Strategic Performance Fund-II, Inc., an affiliate of Prudential, and The Prudential Variable Contract Real Property Partnership which provide for the issuance by the Company to the remaining Prudential Purchasers of 3,294,810 shares of Common Stock for aggregate consideration of $65 million. In addition, the first Prudential Stock Agreement was amended and restated to increase the number of shares to be purchased by Prudential by 253,447 shares to 3,801,703 shares. Each of the Prudential Stock Agreements is substantially identical other than with respect to the number of shares of Common Stock to be purchased and certain other items set forth below. The closing of the Prudential Stock Transaction will occur on the fifth calendar day following the satisfaction or waiver of each of the other conditions to closing described below (including the approval of the Prudential Stock Issuance). Each of the Prudential Stock Agreements provides that the applicable Prudential Purchasers will pay to the Company an amount equal to the pro rata portion of the Company's third quarter dividend payable in respect of the Common Stock issued to such Prudential Purchaser that is attributable to the period in the third quarter prior to the closing of the Prudential Stock Transactions.

    REPRESENTATIONS AND WARRANTIES. The Prudential Stock Agreements contain various representations and warranties relating to, among other things: (a) the due organization, authority and standing of the Company and the Prudential Purchasers and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Prudential Stock Agreements; (c) the capital structure of the Company; (d) the absence of conflicts under the organizational documents of the Company or the Prudential Purchasers, violations of any agreements or law and required consents or approvals; (e) employee benefit matters; (f) the Company's status as a real estate investment trust and a "real estate operating company"; (f) taxes; and (g) required stockholder approval.

    CONDITIONS. The respective obligations of the Company and the Prudential Purchasers to consummate the transactions contemplated by each of the Prudential Stock Agreements are subject to the fulfillment of each of the following conditions, among others: (a) the Prudential Stock Issuance shall have been approved by the Company's stockholders; (b) neither the Company nor the Prudential Purchasers shall be subject to any order or injunction against the consummation of the transactions contemplated by the Prudential Stock Agreements; (c) the Common Stock to be issued to the Prudential Stock Purchasers shall have been approved for listing on the NYSE; and (d) the closing of each of the other Prudential Stock Agreements.

    The obligations of the Prudential Purchasers to consummate the transactions contemplated by each of the Prudential Stock Agreements are further subject to the satisfaction or waiver of the following additional conditions: (a) each of the representations and warranties of the Company contained in the Prudential Stock Agreements shall be true and correct in all material respects as of the date made and at closing; (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by the Prudential Stock Agreements to be performed or complied with by it at or prior to the closing of the Prudential Stock Transaction; and (c) the Prudential Purchasers shall be reasonably satisfied that the Company qualifies as a "real estate operating company."

    The obligations of the Company to consummate the Prudential Stock Transaction are further subject to the satisfaction or waiver of the following additional conditions: (a) each of the representations and warranties of the Prudential Purchasers contained in the Prudential Stock Agreements shall be true and correct in all material respects as of the date made and at closing; (b) the Prudential Purchasers shall have performed or complied in all material respects with all agreements and covenants required by the Prudential Stock Agreements to be performed or complied with by it at or prior to the closing of the Prudential Stock Transaction; and (c) the Company shall have received all required third party consents to the Prudential Stock Transaction.

    TERMINATION. The Prudential Stock Agreements may be terminated: (a) by the mutual consent of the Company and the Prudential Purchasers; (b) by the Company or the Prudential Purchasers , if there shall have been a misrepresentation or material breach by the other party of any representation, warranty or covenant on the part of the other party; (c) by the Prudential Purchasers, if the stockholders of the Company shall not have approved the Prudential Stock Issuance at the Special Meeting; (d) by the Prudential Purchasers, if the Board withdraws or modifies its recommendation to approve the Prudential Stock Issuance; (e) by either the Company or the Prudential Purchasers, if the Prudential Stock Transaction shall not have been consummated on or before the earlier of September 30, 1997, or the record date established by the Board for the distribution of dividends for the fiscal quarter ended September 30, 1997.

    TERMINATION FEE.  If the Prudential Stock Agreements are terminated because
(a) the stockholders of the Company shall not have approved the Prudential Stock Issuance at the Special Meeting, (b) the Board has withdrawn or modified its recommendation to approve the Prudential Stock Issuance, or (c) the Company shall not have received all required third party consents to the Prudential Stock Transaction, then the Prudential Purchasers will be entitled to receive the sum of $2.8 million in the aggregate as a termination fee.

    BOARD REPRESENTATION. Pursuant to the terms of the Prudential Stock Agreement with Prudential, the Company has agreed to use its reasonable commercial efforts to cause the Board to increase the size of the Board by one person and to elect a designee of Prudential to fill such vacancy and to endorse such designee for appointment to the Board Affairs Committee of the Board.

EXCEPTED HOLDER AGREEMENT

    In connection with and as a condition to the closing of the Prudential Stock Transaction, the Company and Prudential will enter into an Excepted Holder Agreement with Prudential that will permit Prudential to own shares of Common Stock in excess of the 8.5% ownership limit (including any shares held by the other Prudential Purchasers that are attributed to Prudential). See "Proposal One--The Ameritech Stock Issuance--Amended and Restated Excepted Holder Agreement" for a more detailed discussion of the purpose and terms of an Excepted Holder Agreement.

REGISTRATION RIGHTS AGREEMENT

    In connection with and as a condition to the closing of the Prudential Stock Transaction, the Company, Ameritech and the Prudential Purchasers will enter into the Registration Rights Agreement. See "Proposal One--The Ameritech Stock Issuance--Registration Rights Agreement" for a more detailed discussion of the terms of the Registration Rights Agreement.

THE PRUDENTIAL PROPERTY AGREEMENTS

    On May 29, 1997, the Company entered into seven purchase and sale agreements with Prudential (and/or with partnerships owned or controlled by Prudential) respecting the Company's purchase of the

Prudential properties (the "Prudential Property Agreements"). The aggregate purchase price under the Prudential Property Agreements is $196,200,000. On May 30, 1997, the Company posted an aggregate $1,000,000 earnest money deposit with the escrow holder, First American Title Insurance Company ("First American"). Under the Prudential Property Agreements, the Company is required to pay all closing costs associated with its purchase of the Prudential properties, including escrow fees, title insurance fees, and transfer taxes. In addition, the Company is required to reimburse Prudential at closing for all expenses incurred by Prudential after April 25, 1997 to lease vacant space in the Prudential properties, and for the cost of certain Phase I environmental reports for the properties prepared after February 1, 1997. The Company estimates that the aggregate cost of such reimbursements will total approximately $422,000. The closing of the Company's purchase of the Prudential properties will occur on July 17, 1997, unless the Company elects to extend the closing to a date no later than September 30, 1997 by notifying Prudential on or before July 22, 1997 and posting an additional aggregate $1,000,000 earnest money deposit with First American.

    The Prudential Property Agreements contain limited representations and warranties by Prudential with respect to the properties. Except for such limited representations, the Company will purchase the properties on an as-is, where-is, with all faults basis. For the period from May 29 to July 22, 1997, the Company has the right to review all financial information respecting the properties, the property leases, and other available information respecting the properties, and to conduct physical inspections of the properties. On or before July 7, 1997, the Company must approve or disapprove the Prudential properties. If the Company reasonably disapproves any of the Prudential properties, the Prudential Property Agreement relating to the acquisition of that property will terminate and the pro-rata portion of the deposit will be refunded to the Company. Each Prudential Property Agreement is independent of the other Prudential Property Agreements and thus the Company may terminate one Prudential Property Agreement without terminating other Prudential Property Agreements. In addition, if any Prudential property sustains casualty damage or becomes subject to a condemnation proceeding after July 7, 1997 which will diminish the value of such property by more than $100,000, the Company may terminate the applicable Prudential Property Agreement.

PRUDENTIAL PORTFOLIO PROPERTY DESCRIPTION

    The following tables set forth certain information relating to the Prudential property portfolio.

                          PRUDENTIAL PORTFOLIO SUMMARY

                                                                              PERCENT OF                  PERCENTAGE
                                        NO. OF       OCCUPANCY    RENTABLE       TOTAL      ANNUALIZED     OF TOTAL
                                      PROPERTIES       RATE      SQUARE FEET  SQUARE FEET  BASE RENT(1)    BASE RENT
                                     -------------  -----------  -----------  -----------  -------------  -----------
Dallas.............................            3         90.27%     569,296        10.88%  $   1,247,840        6.95%
Los Angeles Basin..................           17         96.58%   1,463,011        27.97%      5,433,986       30.22%
Miami..............................            3         99.30%     219,379         4.19%      1,056,043        5.87%
Jacksonville.......................            5         96.80%     839,120        16.04%      2,393,513       13.31%
New Orleans........................            8         95.68%     853,412        16.31%      2,791,150       15.52%
Richmond...........................            2         97.33%     145,777         2.79%      1,375,917        7.65%
Houston............................            8         93.43%     684,110        13.08%      2,026,872       11.27%
Detroit............................           11         91.82%     457,000         8.74%      1,655,492        9.21%
                                             ---         -----   -----------  -----------  -------------  -----------
Total/Average......................           57         95.12%   5,231,105       100.00%  $  17,980,813      100.00%
                                             ---                 -----------  -----------  -------------  -----------
                                             ---                 -----------  -----------  -------------  -----------

                     PRUDENTIAL PORTFOLIO LEASE EXPIRATIONS

                                                      SQUARE FEET   PERCENTAGE OF    CUMULATIVE %     ANNUAL BASE
                                         NUMBER OF    SUBJECT TO    TOTAL LEASED    OF TOTAL LEASED   RENT UNDER
                                          LEASES       EXPIREING   SQUARE FEET OF   SQUARE FEET OF     EXPIRING
YEAR                                     EXPIRING       LEASES     EXPIRING LEASES  EXPIRING LEASES   LEASES (1)
-------------------------------------  -------------  -----------  ---------------  ---------------  -------------
1997.................................           36       729,824          14.67%           14.67%    $   2,607,585
1998.................................           51     1,298,899          26.10%           40.77%        4,844,966
1999.................................           37       590,403          11.87%           52.64%        2,201,138
2000.................................           23       681,322          13.69%           66.33%        3,012,636
2001.................................           13       505,727          10.16%           76.49%        1,884,765
2002.................................           10       415,626           8.35%           84.85%        1,247,612
2003.................................            2        86,135           1.73%           86.58%          316,293
2004.................................            1        25,320           0.51%           87.09%           88,620
2005.................................            5       555,707          11.17%           98.26%        1,555,581
2006.................................            1         9,755           0.20%           98.45%           82,917
2007.................................            1        77,060           1.55%          100.00%          138,700
                                               ---    -----------                                    -------------
                                               180     4,975,778                                     $  17,980,813
                                               ---    -----------                                    -------------
                                               ---    -----------                                    -------------

------------------------

(1) Represents annualized monthly base rent from leases in effect as of March 31, 1997. Base rent means contractural gross rent and therefore, excludes payments by tenants on account of real estate tax and operating expense reimbursements.

REQUIRED VOTE

    The Board voted unanimously in four of the Prudential Stock Issuance and recommends that the Company stockholders vote in favor thereof. Proxies will be voted in favor of the Prudential Stock Issuance unless stockholders specify in their Proxies a contrary choice. Approval of Proposal Two is not a condition to Proposal One.

    Assuming that a quorum is present, the affirmative vote of a majority of all the votes cast at the Special Meeting is necessary for approval of the Prudential Stock Issuance. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                       SELECTED FINANCIAL AND OTHER DATA
                      AS OF AND FOR THE PERIODS INDICATED
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     PRO FORMA
                                                                                             --------------------------
                                                                                                PRUDENTIAL STOCK AND
                                             HISTORICAL            HISTORICAL AS ADJUSTED      PROPERTY TRANSACTIONS
                                      -------------------------  --------------------------  --------------------------
                                      DECEMBER 31,   MARCH 31,   DECEMBER 31,    MARCH 31,   DECEMBER 31,    MARCH 31,
                                          1996         1997          1996          1997          1996          1997
                                      ------------  -----------  -------------  -----------  -------------  -----------

OPERATING DATA:
  Total Revenues....................   $   35,041    $  11,852     $  49,490     $  13,160     $  71,431     $  18,617
  Income Before Gain On Sale of
    Properties and Extraordinary
    Items...........................       11,161        4,357        14,314         4,378        23,454         6,717
      Gain On Sale of Properties....        3,313          428         3,313           428         3,313           428
      Extraordinary Items...........         (411)      --            --            --            --            --
  Net Income........................       14,063        4,785        17,627         4,806        26,767         7,145
  Net Income Allocable to Common....       11,651        4,080        14,809         4,101        23,949         6,440
  Net Income Per Common Share:
    Before Extraordinary Items......   $     1.38    $    0.29     $    1.06     $    0.29     $    1.14     $    0.30
    Net Income......................         1.33         0.29          1.06          0.29          1.14          0.30
  Distributions Per Share:
    Common Stock....................         0.99         0.29          1.16          0.29          1.16          0.29
    Series B Preferred Dividends....         1.06         0.31          1.24          0.31          1.24          0.31
BALANCE SHEET:
  Investment in Real Estate, Net....   $  321,984    $ 323,905        --         $ 392,685        --         $ 590,993
  Total Assets......................      333,063      345,084        --           404,139        --           602,447
  Mortgage Loans....................       66,094       66,094        --            82,562        --            82,562
  Unsecured Credit Facility.........       11,500       23,500        --            67,022        --           124,908
  Stockholders' Equity..............      243,513      243,627        --           242,142        --           382,142
OTHER DATA:
  Cash Flows Provided By (Used In):
    Operating Activities............       20,615        3,832
    Investing Activities............      (86,302)     (10,856)
    Financing Activities............       68,154        7,308
  Weighted Average:
    Common Shares Outstanding(1)....        8,779       14,077        13,966        14,077        21,063        21,173
    Preferred Shares Outstanding....        2,273        2,273         2,273         2,273         2,273         2,273


                                                                   PRUDENTIAL AND AMERITECH
                                        AMERITECH TRANSACTION            TRANSACTIONS
                                      --------------------------  --------------------------
                                      DECEMBER 31,    MARCH 31,   DECEMBER 31,    MARCH 31,
                                          1996          1997          1996          1997
                                      -------------  -----------  -------------  -----------
OPERATING DATA:
  Total Revenues....................    $  65,567     $  17,542     $  87,508     $  22,999
  Income Before Gain On Sale of
    Properties and Extraordinary
    Items...........................       22,724         6,672        31,864         9,011
      Gain On Sale of Properties....        3,313           428         3,313           428
      Extraordinary Items...........       --            --            --            --
  Net Income........................       26,037         7,100        35,177         9,439
  Net Income Allocable to Common....       23,219         6,395        32,359         8,734
  Net Income Per Common Share:
    Before Extraordinary Items......    $    1.09     $    0.30     $    1.14     $    0.31
    Net Income......................         1.09          0.30          1.14          0.31
  Distributions Per Share:
    Common Stock....................         1.16          0.29          1.16          0.29
    Series B Preferred Dividends....         1.24          0.31          1.24          0.31
BALANCE SHEET:
  Investment in Real Estate, Net....       --         $ 540,500        --         $ 738,808
  Total Assets......................       --           551,954        --           750,262
  Mortgage Loans....................       --            82,562        --            82,562
  Unsecured Credit Facility.........       --            69,317        --           127,203
  Stockholders' Equity..............       --           387,662        --           527,662
OTHER DATA:
  Cash Flows Provided By (Used In):
    Operating Activities............
    Investing Activities............
    Financing Activities............
  Weighted Average:
    Common Shares Outstanding(1)....       21,281        21,391        28,377        28,487
    Preferred Shares Outstanding....        2,273         2,273         2,273         2,273

------------------------

(1) Common shares outstanding reflect the dilutive effects of stock options granted by the Company to its directors and officers pursuant to its stock plan, warrants issued in connection with the Merger and shares to be issued pursuant to a stock option agreement with one of its stockholders, aggregating to 480,221 and 303,112 additional shares of Common Stock for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               (DOLLARS IN THOUSANDS UNLESS INDICATED OTHERWISE)

    The following discussion contains certain forward-looking statements. Those statements appear in a number of places and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) potential acquisitions or property developments by the Company; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations;
(iv) the Company's growth strategy, operating strategy and financing strategy;
(v) the declaration and payment of dividends; and (vi) regulatory matters affecting the Company. These forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in the forward looking statements as a result of various factors. Risks and uncertainties associated with the Company's operations include risks that: acquisition opportunities explored by the Company may be abandoned, investments will fail to perform in accordance with expectations and that analysis with respect to the cost of improvements to bring an acquired project up to standards will prove inaccurate, as well as general investment risks associated with real estate investments. Additionally, the following discussion should be read in conjunction with the pro forma, historical as adjusted, and respective historical condensed consolidated financial statements and notes thereto included elsewhere in this Proxy Statement or incorporated by reference herein. In the opinion of management, the respective pro forma and historical as adjusted financial information provides for all adjustments necessary to reflect the pro forma and as adjusted historical effects of the transactions described below.

BACKGROUND

    HISTORICAL--The historical condensed consolidated financial information as of March 31, 1997 and for the three months ended March 31, 1997 and year ended December 31, 1996 reflects the historical operations of the Company. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997, respectively, for further information regarding the historical operations of the Company.

    HISTORICAL AS ADJUSTED--The unaudited historical as adjusted condensed consolidated balance sheet information as of March 31, 1997 has been prepared to reflect (i) the post-March 31, 1997 acquisition of eight properties (the 1997 "Acquired Properties") and development of two build to suit properties, (ii) the sale of three properties subsequent to March 31, 1997, and (iii) the April 1997 restructuring (the "April 1997 Restructuring") of the Company's revolving bank credit agreement (the "Unsecured Credit Facility"), as if such transactions had occurred on March 31, 1997.

    The historical as adjusted condensed consolidated statement of operations information for the three months ended March 31, 1997 has been prepared to reflect (i) the incremental effect of the 1997 Acquired Properties, (ii) the incremental effect of properties sold during 1997 (the "1997 Property Sales"), and (iii) the April 1997 Restructuring, as if such transactions had occurred on January 1, 1996.

    The historical as adjusted condensed consolidated statement of operations information for the year ended December 31, 1996 has been prepared to reflect
(i) the incremental effect of the 1997 Acquired Properties and properties acquired by the Company during 1996 (collectively, the "1996 and 1997 Acquired Properties"); (ii) the incremental effect of the 1997 Property Sales and those properties sold by the Company during 1996 (collectively, the "1996 and 1997 Property Sales"); (iii) the incremental effect of debt paydowns during 1996 with the proceeds from the Company's two 1996 Common Stock offerings (the "1996 Offerings"); (iv) the April 1997 Restructuring; (v) the respective historical results of the three companies (the "Merged Trusts") that were merged into the Company on February 23, 1996 (the "Merger") and the acquisition of certain net assets (the assets acquired and the transaction are referred to herein as the "Trust '83 Properties" and the "Asset Purchase", respectively) that occurred concurrent with the Merger for the period from January 1, 1996 to February 23, 1996 (i.e., prior to the Merger and Asset Purchase); and (vi) the respective effects of the Merger and the retirement of certain indebtedness concurrent with the Merger using the net proceeds from the issuance of the Company's preferred stock and the availability of the Unsecured Credit Facility (referred to collectively as the "Refinancing") on the historical results of the Merged Trusts and the Trust 83 Properties for the period from January 1, 1996 to February 23, 1996; to reflect the post-Merger activities of the Company as if such transactions had occurred on January 1, 1996. The Merger, Asset Purchase and Refinancing each closed concurrently on February 23, 1996.

    PRO FORMA--The unaudited pro forma condensed consolidated balance sheet information as of March 31, 1997 has been prepared to reflect (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction and (iii) the Ameritech Transaction as if such transactions had occurred on March 31, 1997. The accompanying unaudited pro forma condensed consolidated statement of operations information has been prepared to reflect the closing of (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction and (iii) the Ameritech Transaction as if such transactions had occurred on January 1, 1996. Closure of the Prudential Stock Transaction and the issuance of shares of Common Stock in connection with the Ameritech Transaction are each individually dependent upon the approval of a majority of the votes cast at the Special Meeting. As such, the pro forma financial information has been prepared to reflect the following scenarios: (i) closure of only the Prudential Stock Transaction and the Prudential Property Transaction (which does not require stockholder approval, see "Information Concerning Solicitation and Voting--Summary of Proposals to be Considered at the Special Meeting"), (ii) closure of only the Ameritech Transaction, and (iii) closure of the Prudential Stock Transaction, the Prudential Property Transaction and the Ameritech Transaction.

RESULTS OF OPERATIONS

COMPARISON OF PRO FORMA RESULTS OF OPERATIONS TO THE HISTORICAL AS ADJUSTED
  RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND YEAR ENDED DECEMBER 31, 1996

    The Company's pro forma statements of operations for the three months ended March 31, 1997 and the year ended December 31, 1996 reflect adjustments to the historical as adjusted results for the following: (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction and (iii) the Ameritech Transaction as if such transactions had occurred on January 1, 1996.

    Accordingly, (i) assuming closure of only the Prudential Stock Transaction and the Prudential Property Transaction, such adjustments result in an increase in pro forma total revenues and net income before gain on sale of properties and extraordinary items over historical as adjusted amounts of $5,457 and $2,339 for the three months ended March 31, 1997 and $21,941 and $9,140 for the year ended December 31, 1996, respectively; (ii) assuming closure of only the Ameritech Transaction, such adjustments result in an increase in pro forma total revenues and net income before gain on sale of properties and extraordinary items over historical as adjusted amounts of $4,382 and $2,294 for the three months ended March 31, 1997 and $16,077 and $8,410 for the year ended December 31, 1996, respectively; and (iii) assuming closure of each of the Prudential Stock Transaction, the Prudential Property Transaction, and the Ameritech Transaction, such adjustments result in an increase in pro forma total revenues and net income before gain on sale of properties and extraordinary items over historical as adjusted amounts of $9,839 and $4,633 for the three months ended March 31, 1997 and $38,018 and $17,550 for the year ended December 31, 1996, respectively.

COMPARISON OF THE HISTORICAL AS ADJUSTED RESULTS OF OPERATIONS TO THE HISTORICAL
  RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997

    The Company's historical as adjusted condensed consolidated statement of operations for the three months ended March 31, 1997 reflects: (i) the incremental effect of the 1997 Acquired Properties, (ii) the incremental effect the 1997 Property Sales, and (iii) the April 1997 Restructuring, as if such transactions had occurred on January 1, 1996. Such adjustments result in an increase in historical as adjusted total revenues and net income before gain on sale of properties and extraordinary items over historical amounts of $1,308 and $21 for the three months ended March 31, 1997.

COMPARISON OF THE HISTORICAL AS ADJUSTED RESULTS OF OPERATIONS TO THE HISTORICAL
  RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996

    The Company's historical as adjusted condensed consolidated statement of operations for the year ended December 31, 1996 reflects: (i) the incremental effect of the 1996 and 1997 Acquired Properties, (ii) the incremental effect of the 1996 and 1997 Property Sales, (iii) the incremental effect of debt paydowns during 1996 with the proceeds from the 1996 Offerings, (iv) the April 1997 Restructuring, (v) the respective historical results of the Merged Trusts and the Trust '83 Properties for the period from January 1, 1996 to February 23, 1996 (i.e., prior to the Merger and Asset Purchase), and (vi) the respective effects of the Merger and the Refinancing on the historical results of the Merged Trusts and the Trust '83 Properties for the period from January 1, 1996 to February 23, 1996, to reflect the post-Merger activities of the Company as if such transactions had occurred on January 1, 1996. The Merger, Asset Purchase and Refinancing each closed concurrently on February 23, 1996. Such adjustments result in an increase in historical as adjusted total revenues and net income before gain on sale of properties and extraordinary items over historical amounts of $14,449 and $3,153 for the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL

    The Company intends to finance property acquisitions, expansions and renovations using a combination of cash flow from operations and bank financing, supplemented with private or public debt or equity placements. Where intermediate or long-term debt financing is employed, the Company will generally seek to obtain fixed interest rates or enter into agreements intended to cap the effective interest rate on floating rate debt.

SOURCES OF LIQUIDITY

    The Company's primary anticipated sources of liquidity are: (i) cash flows from operating activities, (ii) cash reserves, (iii) borrowings under its Unsecured Credit Facility, (iv) proceeds from private or public equity or debt placements, and (v) proceeds from property dispositions. A summary of the Company's historical cash flows is as follows:

                                                                       THREE MONTHS
                                                                          ENDED
                                                                        MARCH 31,        YEAR ENDED
                                                                           1997       DECEMBER 31, 1996
                                                                      --------------  -----------------
Cash flow from:
  Operating activities..............................................    $    3,832       $    20,615
  Investing activities..............................................       (10,856)          (86,302)
  Financing activities..............................................         7,308            68,154
                                                                      --------------        --------
    Total                                                               $      284       $     2,467
                                                                      --------------        --------
                                                                      --------------        --------

    In addition to cash flows and net income, management and industry analysts generally consider Funds From Operations to be one additional measure of the performance of an equity REIT because, together with net income and cash flows, Funds From Operations provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund acquisitions and other capital expenditures. However, Funds From Operations does not measure whether cash flow is sufficient to fund all of the Company's cash needs including principal amortization, capital improvements, and distributions to stockholders. Funds From Operations also does not represent cash generated from operating, investing or financing activities as determined in accordance with generally accepted accounting principles. Funds From Operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Funds From Operations represents net income before extraordinary items, adjusted for depreciation on real property and amortization of tenant improvement costs and lease commissions, and gains from the sale of properties (if any). A reconciliation of the Company's pro forma income before gain on sale of properties and extraordinary item, assuming closure of the Prudential Stock Transaction, the Prudential Property Transaction and the Ameritech Transaction to Funds From Operations for the three months ended March 31, 1997 and the year ended December 31, 1996 is as follows:

                                                                  THREE MONTHS    YEAR ENDED
                                                                   ENDED MARCH   DECEMBER 31,
                                                                    31, 1997         1996
                                                                  -------------  ------------
Cash flow from:
  Income Before Gain on Sale of Properties and Extraordinary
    Item........................................................    $   9,011     $   31,864
  Depreciation and Amortization relating to real estate
    operations..................................................        4,163         15,520
                                                                  -------------  ------------
  Funds From Operations.........................................    $  13,174     $   47,384
                                                                  -------------  ------------
                                                                  -------------  ------------

    On a historical basis, at March 31, 1997, the Company had approximately $89.6 million of total debt outstanding, comprising approximately $66.1 million on the fixed rate debt facility and approximately $23.5 million on the Unsecured Credit Facility, with approximately $51.5 million available on the Unsecured Credit Facility.

    Assuming (i) closure of only the Prudential Stock Transaction and the Prudential Property Transaction, (ii) closure of the Ameritech Transaction, and
(iii) closure of the Prudential Stock Transaction, the Prudential Property Transaction and the Ameritech Transaction, the Company's pro forma debt outstanding as of March 31, 1997 is as follows:

                                                        PRUDENTIAL                       PRUDENTIAL AND
                                                       TRANSACTIONS       AMERITECH        AMERITECH
                                                           ONLY        TRANSACTION ONLY   TRANSACTIONS
                                                     ----------------  ----------------  --------------
Mortgage Loans.....................................     $   82,562       $     82,562     $     82,562
Unsecured Credit Facility..........................        124,908             69,317          127,203
                                                          --------           --------    --------------
  Total Debt.......................................     $  207,470       $    151,879     $    209,765
                                                          --------           --------    --------------
                                                          --------           --------    --------------
Available borrowing on the Unsecured Credit
 Facility..........................................     $   25,092       $     80,683     $     22,797
                                                          --------           --------    --------------
                                                          --------           --------    --------------
Pro forma debt maturities:
  1996 (nine months)...............................     $   --           $    --          $    --
  1997.............................................            145                145              145
  1998.............................................         16,323             16,323           16,323
  1999.............................................         --                --               --
  2000.............................................        124,908             69,317          127,203
  Thereafter.......................................         66,094             66,094           66,094

    The Unsecured Credit Facility provides for fees on the unused facility of 25 basis points to the extent that less than 65% of the facility is used and 15 basis points to the extent that more than 65% of the facility is used. The April 1997 Restructuring provided for: (i) an increase of the borrowing limit to $150,000 (previously $75,000), (ii) a decrease in the interest rate spread over LIBOR to 1.40% (previously LIBOR plus 1.70%), and (iii) an extension of the maturity date to April 3, 2000 (previously February 26, 1998).

    The Company's historical unrestricted cash funds were $3,226 at March 31, 1997. After considering the use of $700 to pay for fees and costs associated with the April 1997 Restructuring, such cash funds amount to approximately $2,526 at March 31, 1997 on a historical as adjusted and pro forma basis.

DEVELOPMENTS AND ACQUISITIONS

    On a historical as adjusted and pro forma basis at March 31, 1997, the Company has 13 build to suit development properties in process. Based on the Company's current development budget, the Company has $30,605 committed to complete the development properties. Such development activity is expected to be funded with cash from operations and borrowings on the Unsecured Credit Facility. Other than these development commitments and the 1997 Acquired Properties described above, the Company had no material commitments for capital improvements at March 31, 1997. Planned capital improvements consist only of tenant improvements and other expenditures necessary to lease and maintain the Company's properties. Approximately 11% of the Company's leased square footage are subject to leases that expire by December 31, 1997 (including the pro forma effects of the Prudential and Ameritech Transactions), all of which are in competitive markets. However, the Company's properties have historically operated in an environment where approximately 50% of the leases turn over within a three-to four-year period. Furthermore, due to a proactive leasing program (which includes aggressively marketing available space and renewing existing leases), the Company's properties maintained average occupancy levels at 91.6%, 96.5%, 93.5% and 94.3% for the four years ended 1993, 1994, 1995 and
1996, respectively. Although potentially significant, the Company anticipates sufficient sources of liquidity (either from operations or through its Unsecured Credit Facility) to fund the costs associated with leasing vacant space or renewing existing leases. The Company believes that its cash generated by operations will be adequate to meet operating requirements and make stockholder distributions in accordance with REIT requirements on both a short-term and long-term basis.

DISTRIBUTIONS

    For the period beginning February 23, 1996 (the date the Merger, Asset Purchase and Refinancing each closed) through March 31, 1997, the Company paid distributions equivalent to a quarterly distribution of $0.29 per share of Common Stock and approximately $0.31 per share to the holders of Series B Preferred Stock. In the future, the Company currently expects to declare and pay regular distributions of $0.29 per share of Common Stock, which on an annualized basis is equivalent to an annual distribution of $1.16 per share of Common Stock. With this level of distributions, on a pro forma basis, the Company anticipates annual distributions to holders of Common Stock of approximately $32.5 million, based on the 28,006,909 shares to be outstanding after completion of both the Prudential and Ameritech Transactions. The terms of the outstanding shares of Series B Preferred Stock provide for cumulative dividends at an initial per share rate of at least $1.24 per year or $0.31 per quarter, representing annual preferred distributions of approximately $2.8 million.

INFLATION

    For the last several years, inflation has not had a significant impact on the Company's properties. The Company's leases generally require tenants to pay their share of operating expenses, including common area maintenance, real estate taxes and insurance, thereby reducing the Company's exposure to inflation. Further, many of the leases are for terms of less than five years, which may enable the Company to replace existing leases with new leases at higher base rentals if rents of existing leases are below the then-existing market rate.

INSURANCE

    The Company will maintain property, casualty and general liability insurance coverage to insure against material risks and exposures. Management will periodically review the insurance coverage.

                             STOCKHOLDER PROPOSALS

    The Bylaws of the Company provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. The only business set forth in the Company's notice of meeting is the approval of the Ameritech Stock Issuance and the Prudential Stock Issuance.

                                 MISCELLANEOUS

    This Proxy Statement and the accompanying Proxy are being solicited by the order of the Board, and all costs related to this solicitation will be borne by the Company. Proxies may be solicited by mail, telephone, telegram or in person. The Company will request banks, brokerage houses, and other institutions, nominees, or fiduciaries that hold Shares in their names to forward the solicitation materials to the beneficial owners thereof, and the Company will reimburse those persons for their reasonable expenses in so forwarding these materials. Directors, Company officers, and regular Company employees may, without additional compensation, solicit Proxies by telephone, telegram or in person.

    A representative of Arthur Andersen LLP, the Company's independent auditors, is expected to be present at the Special Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be obtained from the Commission's worldwide web site at http://www.sec.gov. The Company's outstanding shares of Common Stock are listed on the NYSE under the symbol "MDN" and all such reports, proxy statements and other information filed by the Company with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005. In addition, warrants to purchase shares of the Company's Common Stock are listed on the American Stock Exchange ("ASE"), and such reports, proxy statements and other information filed by the Company with the ASE may be inspected at the ASE's offices at 86 Trinity Place, New York, New York 10006-1881.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  MERIDIAN INDUSTRIAL TRUST, INC.

  - Pro forma condensed consolidated balance sheet as of March 31, 1997 with accompanying notes and
    adjustments............................................................................................       F-3

  - Pro forma condensed consolidated statements of operations for the three months ended March 31, 1997 and
    for the year ended December 31, 1996 with accompanying notes and adjustments...........................       F-5

HISTORICAL AS ADJUSTED FINANCIAL INFORMATION (UNAUDITED)

  MERIDIAN INDUSTRIAL TRUST, INC.

  - Historical as adjusted condensed consolidated balance sheet as of March 31, 1997 with accompanying
    notes and adjustments..................................................................................       F-10

  - Historical as adjusted condensed consolidated statements of operations for the three months ended March
    31, 1997 and for the year ended December 31, 1996 with accompanying notes and adjustments..............       F-12

HISTORICAL FINANCIAL INFORMATION

  THE PRUDENTIAL PROPERTY TRANSACTION

  - Report of independent public accountants...............................................................       F-18

  - Combined statements of revenues and certain expenses for the three months March 31, 1997 (unaudited)
    and for the year ended December 31, 1996...............................................................       F-19

  - Notes to combined statements of revenues and certain expenses..........................................       F-20

  THE AMERITECH PROPERTY TRANSACTION--GROUP A PROPERTIES

  - Report of independent public accountants...............................................................       F-22

  - Combined statements of revenues and certain expenses for the three months March 31, 1997 (unaudited)
    and for the years ended December 31, 1996, 1995 and 1994...............................................       F-23

  - Notes to combined statements of revenues and certain expenses..........................................       F-24

  THE AMERITECH PROPERTY TRANSACTION--GROUP B PROPERTIES

  - Report of independent public accountants...............................................................       F-26

  - Combined statements of revenues and certain expenses for the three months March 31, 1997 (unaudited)
    and for the years ended December 31, 1996 and 1995.....................................................       F-27

  - Notes to combined statements of revenues and certain expenses..........................................       F-28

  THE AMERITECH PROPERTY TRANSACTION--GROUP C PROPERTIES

  - Report of independent public accountants...............................................................       F-31

  - Combined statements of revenues and certain expenses for the three months March 31, 1997 (unaudited)
    and for the year ended December 31, 1996...............................................................       F-32

  - Notes to combined statements of revenues and certain expenses..........................................       F-33

  THE ACQUIRED PROPERTIES

  - Report of independent public accountants...............................................................       F-36

  - Combined statements of revenues and certain expenses for the three months March 31, 1997 (unaudited)
    and for the year ended December 31, 1996...............................................................       F-37

  - Notes to combined statements of revenue and certain expenses...........................................       F-38

                        MERIDIAN INDUSTRIAL TRUST, INC.
                        PRO FORMA FINANCIAL INFORMATION
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

BACKGROUND

    The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1997 has been prepared to reflect (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction, and (iii) the Ameritech Transaction as if such transactions had occurred on March 31, 1997. The accompanying unaudited pro forma condensed consolidated statements of operations have been prepared to reflect (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction, and (iii) the Ameritech Transaction as if such transactions had occurred on January 1, 1996.

    Completion of the Prudential Stock Transaction and the issuance of shares of Common Stock in connection with the Ameritech Transaction are each individually dependent upon the approval of a majority of the votes cast at the Special Meeting. As such, the pro forma financial information has been prepared to reflect the following scenarios: (i) closure of only the Prudential Stock Transaction and the Prudential Property Transaction, (ii) closure of only the Ameritech Transaction, and (iii) closure of the Prudential Stock Transaction, the Prudential Property Transaction and the Ameritech Transaction.

    These unaudited pro forma condensed consolidated statements should be read in connection with the respective historical as adjusted financial information and historical financial statements and notes thereto included elsewhere in this Proxy Statement or incorporated by reference herein. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction, and (iii) the Ameritech Transaction.

    The pro forma condensed consolidated information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

ACCOUNTING TREATMENT

    In accordance with generally accepted accounting principles, the Company will account for the Prudential Property Transaction and the Ameritech Transaction acquisitions by the purchase method.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1997

                           (UNAUDITED, IN THOUSANDS)

                                                         PRUDENTIAL STOCK AND                              PRUDENTIAL &
                                                        PROPERTY TRANSACTIONS     AMERITECH TRANSACTION     AMERITECH
                                          HISTORICAL   ------------------------  ------------------------  TRANSATIONS
                                              AS       PRUDENTIAL                 AMERITECH                ------------
                                         ADJUSTED(1)   PORTFOLIO(2)  PRO FORMA   PORTFOLIO(3)  PRO FORMA    PRO FORMA
                                         ------------  -----------  -----------  -----------  -----------  ------------
ASSETS
Investments in real estate, net........   $  392,685    $ 198,308    $ 590,993    $ 147,815    $ 540,500    $  738,808
Cash and cash equivalents..............        2,526       --            2,526       --            2,526         2,526
Restricted cash........................        1,971       --            1,971       --            1,971         1,971
Other Assets...........................        6,957       --            6,957       --            6,957         6,957
                                         ------------  -----------  -----------  -----------  -----------  ------------
                                          $  404,139    $ 198,308    $ 602,447    $ 147,815    $ 551,954    $  750,262
                                         ------------  -----------  -----------  -----------  -----------  ------------
                                         ------------  -----------  -----------  -----------  -----------  ------------
LIABILITIES
Mortgage loans.........................   $   82,562    $  --        $  82,562    $  --        $  82,562    $   82,562
Unsecured credit facility..............       67,022       57,886      124,908        2,295       69,317       127,203
Other liabilities......................       11,283          422       11,705       --           11,283        11,705
                                         ------------  -----------  -----------  -----------  -----------  ------------
  Total Liabilities....................      160,867       58,308      219,175        2,295      163,162       221,470
                                         ------------  -----------  -----------  -----------  -----------  ------------
MINORITY INTEREST......................        1,130       --            1,130       --            1,130         1,130
                                         ------------  -----------  -----------  -----------  -----------  ------------
STOCKHOLDERS' EQUITY
Common stock and preferred stock.......           16            7           23            7           23            30
Additional paid-in capital.............      243,659      139,993      383,652      145,513      389,172       529,165
Distributions in excess of income......       (1,533)      --           (1,533)      --           (1,533)       (1,533)
                                         ------------  -----------  -----------  -----------  -----------  ------------
  Total Stockholders' Equity...........      242,142      140,000      382,142      145,520      387,662       527,662
                                         ------------  -----------  -----------  -----------  -----------  ------------
                                          $  404,139    $ 198,308    $ 602,447    $ 147,815    $ 551,954    $  750,262
                                         ------------  -----------  -----------  -----------  -----------  ------------
                                         ------------  -----------  -----------  -----------  -----------  ------------

                        MERIDIAN INDUSTRIAL TRUST, INC.

                               NOTES TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1997

              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical as adjusted condensed consolidated balance sheet of the Company as of March 31, 1997. See the historical as adjusted condensed consolidated balance sheet included elsewhere in this Proxy Statement.

2. Reflects the Prudential Property Transaction comprising seven separate agreements for the purchase of 29 properties comprising 57 warehouse/industrial buildings and 179 acres of land for a total purchase price $196,200 that, together with estimated acquisition costs of $2,108, results in total capitalized costs of $198,308. The estimated acquisition costs include the Company's reimbursement to Prudential for certain costs incurred by Prudential estimated at $422. The Prudential Property Transaction purchase price will be financed by the issuance of 7,096,513 shares of the Company's Common Stock valued at $140,000, borrowings on its Unsecured Credit Facility of approximately $57,886 and accrued costs of $422. The number of shares of Common Stock to be issued by the Company was calculated on the basis of 96% of the average closing price of the Company's Common Stock for the five business days prior to the date on which the Company and Prudential entered into a letter of intent regarding the Prudential Stock Transaction, resulting in a value per share of $19.728. If the Company's stockholders do not approve the Prudential Stock Transaction, the Company intends to fulfill its obligations to complete the Prudential Property Transaction with debt financing and/or the issuance of additional equity.

3. Reflects the Ameritech Transaction comprising the purchase of 23 warehouse/ industrial properties, including a participating mortgage secured by a seven-building warehouse industrial project for a total purchase price of $145,520 that, together with estimated acquisition costs of $2,295 results in total capitalized costs of $147,815. The Ameritech Transaction purchase price will be financed by the issuance of 7,314,026 shares of the Company's Common Stock valued at $145,520, with the acquisition costs funded by borrowings on the Company's Unsecured Credit Facility. The number of shares of Common Stock to be issued by the Company was determined by valuing such shares at 96% of the average of the closing prices of the Company's Common Stock for the 10 business days prior to May 13, 1997 (the date that the Company and Ameritech entered into a letter of intent regarding the Ameritech Transaction), resulting in a value per share of $19.896. The Ameritech Transaction is subject to the approval of the Company's stockholders. Additionally, certain of the properties in the Ameritech Transaction are subject to encumbrances and, accordingly, Ameritech has the right to delay the closing for such properties up to 60 days and, if such encumbrances cannot be cleared, may substitute certain other identified properties (the "Alternate Properties") in the transaction resulting in an adjustment of the purchase price and shares issued relating thereto. If Ameritech delivers the Alternate Properties free from all existing mortgage indebtedness, the aggregate number of shares of Common Stock to be issued by the Company will be 7,126,382 shares. If two of the Alternate Properties are delivered subject to existing mortgages, the aggregate number of shares of Common Stock to be issued by the Company will be 6,896,297.

                        MERIDIAN INDUSTRIAL TRUST, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                  (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                        PRUDENTIAL STOCK AND                              PRUDENTIAL &
                                                       PROPERTY TRANSACTIONS     AMERITECH TRANSACTION     AMERITECH
                                                      ------------------------  ------------------------  TRANSACTIONS
                                      HISTORICAL AS   PRUDENTIAL                 AMERITECH                ------------
                                       ADJUSTED(1)    PORTFOLIO(2)  PRO FORMA   PORTFOLIO(3)  PRO FORMA    PRO FORMA
                                      --------------  -----------  -----------  -----------  -----------  ------------
REVENUES
Rental revenues.....................   $     13,003    $   5,457   $    18,460   $   4,382   $    17,385   $   22,842
Interest and other income...........            157       --               157      --               157          157
                                      --------------  -----------  -----------  -----------  -----------  ------------
    Total Revenue...................         13,160        5,457        18,617       4,382        17,542       22,999
                                      --------------  -----------  -----------  -----------  -----------  ------------
OPERATING EXPENSES
Property operating costs............          1,116          674         1,790         649         1,765        2,439
Real estate taxes...................          1,697          548         2,245         458         2,155        2,703
Interest expense....................          2,533          716         3,249          39         2,572        3,288
General and administrative..........          1,152          128         1,280          97         1,249        1,377
Depreciation and amortization.......          2,284        1,052         3,336         845         3,129        4,181
                                      --------------  -----------  -----------  -----------  -----------  ------------
    Total operating expenses........          8,782        3,118        11,900       2,088        10,870       13,988
                                      --------------  -----------  -----------  -----------  -----------  ------------
Income before gain on sale of
  properties........................          4,378        2,339         6,717       2,294         6,672        9,011
Gain on sale of properties..........            428       --               428      --               428          428
                                      --------------  -----------  -----------  -----------  -----------  ------------
Net income..........................          4,806        2,339         7,145       2,294         7,100        9,439
Series B preferred dividends........           (705)      --              (705)     --              (705)        (705)
                                      --------------  -----------  -----------  -----------  -----------  ------------
Net income allocable to common......   $      4,101    $   2,339   $     6,440   $   2,294   $     6,395   $    8,734
                                      --------------  -----------  -----------  -----------  -----------  ------------
                                      --------------  -----------  -----------  -----------  -----------  ------------
Net income per common share.........   $       0.29    $    0.33   $      0.30   $    0.31   $      0.30   $     0.31
                                      --------------  -----------  -----------  -----------  -----------  ------------
                                      --------------  -----------  -----------  -----------  -----------  ------------
Weighted average common shares
  outstanding.......................     14,076,591    7,096,513    21,173,104   7,314,026    21,390,617   28,487,130
                                      --------------  -----------  -----------  -----------  -----------  ------------
                                      --------------  -----------  -----------  -----------  -----------  ------------

                        MERIDIAN INDUSTRIAL TRUST, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                      PRUDENTIAL STOCK AND
                                                     PROPERTY TRANSACTIONS     AMERITECH TRANSACTION    PRUDENTIAL &
                                                    ------------------------  ------------------------   AMERITECH
                                      HISTORICAL    PRUDENTIAL                 AMERITECH                TRANSACTIONS
                                     AS ADJUSTED     PORTFOLIO                 PORTFOLIO                ------------
                                         (1)            (2)       PRO FORMA       (3)       PRO FORMA    PRO FORMA
                                    --------------  -----------  -----------  -----------  -----------  ------------
REVENUES
Rental revenues...................   $     48,752    $  21,941   $    70,693   $  16,077   $    64,829   $   86,770
Interest and other income.........            738       --               738      --               738          738
                                    --------------  -----------  -----------  -----------  -----------  ------------
  Total Revenue...................         49,490       21,941        71,431      16,077        65,567       87,508
                                    --------------  -----------  -----------  -----------  -----------  ------------
OPERATING EXPENSES
Property operating costs..........          4,804        2,740         7,544       2,011         6,815        9,555
Real estate taxes.................          6,287        2,493         8,780       1,732         8,019       10,512
Interest expense..................         11,132        2,848        13,980         157        11,289       14,137
General and administrative........          4,983          512         5,495         388         5,371        5,883
Depreciation and amortization.....          7,970        4,208        12,178       3,379        11,349       15,557
                                    --------------  -----------  -----------  -----------  -----------  ------------
  Total operating expenses........         35,176       12,801        47,977       7,667        42,843       55,644
                                    --------------  -----------  -----------  -----------  -----------  ------------
Income before gain on sale of
  properties and extraordinary
  items...........................         14,314        9,140        23,454       8,410        22,724       31,864
Gain on sale of properties........          3,313       --             3,313      --             3,313        3,313
                                    --------------  -----------  -----------  -----------  -----------  ------------
Income before extraordinary
  items...........................         17,627        9,140        26,767       8,410        26,037       35,177
Series B preferred dividends......         (2,818)      --            (2,818)     --            (2,818)      (2,818)
                                    --------------  -----------  -----------  -----------  -----------  ------------
Income before extraordinary items
  allocable to common.............   $     14,809    $   9,140   $    23,949   $   8,410   $    23,219   $   32,359
                                    --------------  -----------  -----------  -----------  -----------  ------------
                                    --------------  -----------  -----------  -----------  -----------  ------------
Net income per common share.......   $       1.06    $    1.29   $      1.14   $    1.15   $      1.09   $     1.14
                                    --------------  -----------  -----------  -----------  -----------  ------------
                                    --------------  -----------  -----------  -----------  -----------  ------------
Weighted average common shares
  outstanding.....................     13,966,632    7,096,513    21,063,145   7,314,026    21,280,658   28,377,171
                                    --------------  -----------  -----------  -----------  -----------  ------------
                                    --------------  -----------  -----------  -----------  -----------  ------------

                        MERIDIAN INDUSTRIAL TRUST, INC.

                               NOTES TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical as adjusted operations of the Company. See the historical as adjusted condensed consolidated statements of operations included elsewhere in this Proxy Statement.

2. Reflects the incremental revenues and expenses resulting from the Prudential Property Transaction comprising seven separate agreements for the purchase of 29 properties comprising 57 warehouse/ industrial buildings and 179 acres of land for a total purchase price $196,200 that, together with estimated acquisition costs of $2,108, results in total capitalized costs of $198,308. The Prudential Property Transaction purchase price will be financed by the issuance of 7,096,513 shares of the Company's Common Stock valued at $140,000, borrowings on its Unsecured Credit Facility of $57,886 and accrued costs of $422. Depreciation and amortization of the operating properties in the Prudential Property Transaction is based upon estimated asset lives of 35 years. The estimated general and administrative expenses relate to additional payroll and related costs that the Company expects to incur in the ongoing management of the properties in the Prudential Property Transaction. The Company's Unsecured Credit Facility bears variable interest at LIBOR plus 1.40% and unused facility fees of .25%. An increase or decrease of 0.125% ( 1/8%) in LIBOR will result in an annual increase or decrease in Pro Forma interest expense of approximately $159. Estimated interest expense on pro forma borrowings on the Company's Unsecured Credit Facility resulting from the Prudential Property Transaction is based upon average actual LIBOR rates of 5.49% and 5.45%, respectively, for the three months ended March 31, 1997 and the year ended December 31, 1996, as detailed in the following table.

                                                              THREE MONTHS
                                                                  ENDED            YEAR ENDED
                                                             MARCH 31, 1997     DECEMBER 31, 1996
                                                            -----------------  -------------------
Unsecured Credit Facility borrowings of $57,886 resulting
  from the Prudential Property Transaction at a LIBOR plus
  1.4% (6.89% during 1997 and 6.85% during 1996), net of
  reduced unused facility fees of .25%....................      $     961           $   3,821
Less interest capitalized on the portion of the
  capitalized costs allocated to land under development
  amounting to $14,201....................................           (245)               (973)
                                                                    -----              ------
Net interest attributable to the Prudential Property
  Transaction.............................................      $     716           $   2,848
                                                                    -----              ------
                                                                    -----              ------

3. Reflects the incremental revenues and expenses resulting from the Ameritech Transaction comprising the purchase of 23 warehouse/industrial properties, including a participating mortgage secured by a seven-building industrial project for a total purchase price of $145,520 that, together with estimated acquisition costs of $2,295 results in total capitalized costs of $147,815. The Ameritech Transaction purchase price will be financed by the issuance of 7,314,026 shares of the Company's Common Stock valued at $145,520 with acquisition costs funded by borrowings on the Company's Unsecured Credit Facility. Depreciation and amortization of the properties in the Ameritech Transaction is based upon estimated asset lives of 35 years. The estimated general and administrative expenses relate to additional payroll and related costs that the Company expects to incur in the ongoing management of the properties in the Ameritech Transaction. Estimated interest expense on pro forma borrowings on the Company's Unsecured Credit Facility resulting from the Ameritech Transaction is based upon variable interest at LIBOR plus 1.40% and unused facility fees of .25%. An increase or decrease of

                        MERIDIAN INDUSTRIAL TRUST, INC.

                               NOTES TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
        (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (CONTINUED)

    0.125% ( 1/8%) in LIBOR will result in an annual increase or decrease in Pro Forma interest expense of approximately $159. Estimated interest expense on pro forma borrowings on the Company's Unsecured Credit Facility resulting from the Ameritech Transaction is based upon average actual LIBOR rates of 5.49% and 5.45%, respectively, for the three months ended March 31, 1997 and the year ended December 31, 1996.

4. Pro Forma taxable income for the twelve months ended March 31, 1997 is (i) approximately $17,918 assuming that only the Prudential Property Transaction and the sale of Common Stock to the Prudential Purchasers are completed,
    (ii) approximately $17,506 assuming that only the Ameritech Transaction is completed, and (iii) approximately $26,942 assuming that the Prudential Stock Transaction, the Prudential Property Transaction and the Ameritech Transaction are all completed.

                        MERIDIAN INDUSTRIAL TRUST, INC.
                  HISTORICAL AS ADJUSTED FINANCIAL INFORMATION
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

BACKGROUND

    The accompanying unaudited historical as adjusted condensed consolidated balance sheet as of March 31, 1997 has been prepared to reflect (i) the post-March 31, 1997 acquisition of eight properties (the "1997 Acquired Properties") and development of two build to suit properties (the "Development Properties"), (ii) the sale of three properties subsequent to March 31, 1997, and (iii) the April 1997 restructuring (the "April 1997 Restructuring") of the Company's revolving bank credit agreement (the "Unsecured Credit Facility"), as if such transactions had occurred on March 31, 1997.

    The historical as adjusted condensed consolidated statement of operations for the three months ended March 31, 1997 has been prepared to reflect (i) the incremental effect of the 1997 Acquired Properties, (ii) the incremental effect of properties sold during 1997 (the "1997 Property Sales"), and (iii) the April 1997 Restructuring, as if such transactions had occurred on January 1, 1996.

    The historical as adjusted condensed consolidated statement of operations for the year ended December 31, 1996 has been prepared to reflect (i) the incremental effect of the 1997 Acquired Properties and properties acquired by the Company during 1996 (collectively, the "1996 and 1997 Acquired Properties");
(ii) the incremental effect of the 1997 Property Sales and those properties sold by the Company during 1996 (collectively, the "1996 and 1997 Property Sales");
(iii) the incremental effect of debt paydowns during 1996 with the proceeds from the Company's two 1996 Common Stock offerings (the "1996 Offerings"); (iv) the April 1997 Restructuring; (v) the respective historical results of the three companies (the "Merged Trusts") that were merged into the Company on February 23, 1996 (the "Merger") and the acquisition of certain net assets (the assets acquired and the transaction are referred to herein as the "Trust '83 Properties" and the "Asset Purchase", respectively) that occurred concurrent with the Merger for the period from January 1, 1996 to February 23, 1996 (i.e., prior to the Merger and Asset Purchase); and (vi) the respective effects of the Merger and the retirement of certain indebtedness concurrent with the Merger using the net proceeds from the issuance of the Company's preferred stock and the availability of the Unsecured Credit Facility (referred to collectively as the "Refinancing") on the historical results of the Merged Trusts and the Trust '83 Properties for the period from January 1, 1996 to February 23, 1996; to reflect the post-Merger activities of the Company as if such transactions had occurred on January 1, 1996. The Merger, Asset Purchase and Refinancing each closed concurrently on February 23, 1996.

    These unaudited historical as adjusted condensed consolidated statements should be read in connection with the respective historical financial statements and notes thereto included elsewhere in this Proxy Statement or incorporated by reference herein. In the opinion of management, the historical as adjusted condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Merger, Asset Purchase, Refinancing, the 1996 and 1997 Acquired Properties, the 1996 and 1997 Property Sales, the 1996 Offerings, and the April 1997 Restructuring.

    The historical as adjusted condensed consolidated financial information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions reflected therein had been consummated in the period presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                        MERIDIAN INDUSTRIAL TRUST, INC.
          HISTORICAL AS ADJUSTED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                          PROPERTY
                                                        ACQUISITIONS
                                                             AND           PROPERTY         APRIL 1997      HISTORICAL
                                         HISTORICAL(1) DEVELOPMENT(2)   DISPOSITIONS(3)  RESTRUCTURING(4)   AS ADJUSTED
                                         ------------  ---------------  ---------------  -----------------  -----------
ASSETS
Investments in real estate, net........   $  332,686      $  68,780        $  (8,781)        $  --           $ 392,685
Cash and cash equivalents..............        3,226         --               --                  (700)          2,526
Restricted cash........................        1,971         --               --                --               1,971
Other Assets...........................        7,201           (128)              --              (116)          6,957
                                         ------------       -------          -------             -----      -----------
                                          $  345,084      $  68,652        $  (8,781)        $    (816)      $ 404,139
                                         ------------       -------          -------             -----      -----------
                                         ------------       -------          -------             -----      -----------
LIABILITIES
Mortgage loans.........................   $   66,094      $  16,468        $  --             $  --           $  82,562
Unsecured credit facility..............       23,500         51,550           (8,028)           --              67,022
Other liabilities......................       10,733            634              (84)           --              11,283
                                         ------------       -------          -------             -----      -----------
  Total Liabilities....................      100,327         68,652           (8,112)           --             160,867
                                         ------------       -------          -------             -----      -----------
MINORITY INTEREST......................        1,130         --               --                --               1,130
                                         ------------       -------          -------             -----      -----------
STOCKHOLDERS' EQUITY
Common stock and preferred stock.......           16         --               --                --                  16
Additional paid-in capital.............      243,659         --               --                --             243,659
Distributions in excess of income......          (48)        --                 (669)             (816)         (1,533)
                                         ------------       -------          -------             -----      -----------
  Total Stockholders' Equity...........      243,627         --                 (669)             (816)        242,142
                                         ------------       -------          -------             -----      -----------
                                          $  345,084      $  68,652        $  (8,781)        $    (816)      $ 404,139
                                         ------------       -------          -------             -----      -----------
                                         ------------       -------          -------             -----      -----------

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO HISTORICAL AS ADJUSTED
                      CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1997

              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical condensed consolidated balance sheet of the Company as of March 31, 1997.

2. Reflects the post-March 31, 1997 purchase of the 1997 Acquired Properties at an aggregate cost of approximately $63,599, including estimated acquisition costs of $128. The 1997 Acquired Properties will initially be funded with draws on the Company's Unsecured Credit Facility of approximately $46,369, together with the assumption of two mortgage loans in the combined principal amount of approximately $16,468 and accrued costs of approximately $634.

    Also, reflects the development and construction costs incurred by the Company subsequent to March 31, 1997 of approximately $5,181 in connection with the two Development Properties. Costs associated with the Development Properties were funded with borrowings on the Company's Unsecured Credit Facility prior to the restructuring of the Unsecured Credit Facility.

3. Reflects the post-March 31, 1997 sale of three properties at a net sales price of approximately $8,028 and the application of the related proceeds to repay borrowings on the Company's Unsecured Credit Facility. In connection with these post-March 31, 1997 property sales, the Company recognized aggregated losses on sale of approximately $669.

4. Reflects the payment of lender and other fees and write-off of previously deferred charges in connection with the April 1997 Restructuring of the Company's Unsecured Credit Facility. The April 1997 Restructuring provided for: (i) an increase of the borrowing limit to $150,000 (previously $75,000), (ii) a decrease in the interest rate spread over LIBOR to 1.40% (previously LIBOR plus 1.70%), and (iii) an extension of the maturity date to April 3, 2000 (previously February 26, 1998). In connection with the April 1997 Restructuring, the Company recognized an extraordinary loss of approximately $816 comprising (i) the write-off of previously deferred financing fees related to the old facility of approximately $316 and (ii) fees paid to the lenders of approximately $500. In addition, the Company incurred and recorded as deferred financing fees other financing costs relating to the April 1997 Restructuring of approximately $200.

                        MERIDIAN INDUSTRIAL TRUST, INC.
       HISTORICAL AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                        PROPERTY
                                        HISTORICAL    ACQUISITIONS        PROPERTY           APRIL 1997        HISTORICAL
                                          MIT (1)          (2)        DISPOSITIONS (3)    RESTRUCTURING(4)    AS ADJUSTED
                                        -----------  ---------------  -----------------  -------------------  ------------
REVENUES
Rental revenues.......................  $    11,695     $   1,753         $    (445)          $  --            $   13,003
Interest and other income.............          157        --                --                  --                   157
                                        -----------        ------             -----                 ---       ------------
    Total Revenue.....................       11,852         1,753              (445)             --                13,160
                                        -----------        ------             -----                 ---       ------------
OPERATING EXPENSES
Property operating costs..............        1,086           158              (128)             --                 1,116
Real estate taxes.....................        1,629           146               (78)             --                 1,697
Interest expense......................        1,624         1,132              (146)                (77)            2,533
General and administrative............        1,152        --                --                  --                 1,152
Depreciation and amortization.........        2,004           342               (62)             --                 2,284
                                        -----------        ------             -----                 ---       ------------
    Total operating expenses..........        7,495         1,778              (414)                (77)            8,782
                                        -----------        ------             -----                 ---       ------------
Income before gain on sale of
  properties..........................        4,357           (25)              (31)                 77             4,378
Gain on sale of properties............          428        --                --                  --                   428
                                        -----------        ------             -----                 ---       ------------
Net income............................        4,785           (25)              (31)                 77             4,806
Series B preferred dividends..........         (705)       --                --                  --                  (705)
                                        -----------        ------             -----                 ---       ------------
Net income allocable to common........        4,080     $     (25)        $     (31)          $      77        $    4,101
                                        -----------        ------             -----                 ---       ------------
                                        -----------        ------             -----                 ---       ------------
Net income per common share...........  $      0.29                                                            $     0.29
                                        -----------                                                           ------------
                                        -----------                                                           ------------
Weighted average common shares
  outstanding.........................   14,076,591                                                            14,076,591
                                        -----------                                                           ------------
                                        -----------                                                           ------------

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO HISTORICAL AS ADJUSTED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical condensed consolidated statement of operations of Company for the three months ended March 31, 1997.

2. Reflects the incremental effect on the Company's operations of the 1997 Acquired Properties comprising eight properties that the Company acquired subsequent to March 31, 1997. Also, reflects the capitalization of interest on the Development Properties. Depreciation expense on the 1997 Acquired Properties has been calculated on a straight line basis using average useful lives of 35 years. The 1997 Acquired Properties and the Development Properties were funded by the assumption of two separate mortgage loans in combined principal amount of $16,468 and a weighted average interest rate of 8.02%, with the balance funded by draws on the Unsecured Credit Facility. A summary of the interest adjustment components relating to the 1997 Acquired Properties and Development Properties is as follows:

Mortgages assumed in combined principal amount of $16,468 and a
  weighted average interest rate of 8.02%...........................  $     330
Unsecured Credit Facility borrowings at a pre-restructuring rate of
  LIBOR plus 1.7% or 7.2%, net of reduced unused facility fees of
  .25%..............................................................        895
Less interest capitalized on development activities.................        (93)
                                                                      ---------
Total adjustment....................................................  $   1,132
                                                                      ---------
                                                                      ---------

3. Reflects the elimination of the effects on the Company's operations from the 1997 Property Sales. The 1997 Property Sales result in a net loss on sale of $241 and comprise two property sales on January 10, 1997 and three property sales occurring subsequent to March 31, 1997. The 1997 Property Sales result in net proceeds to the Company of $11,255 which are reflected as paydowns on the Unsecured Credit Facility, resulting in a reduction in interest expense on the Unsecured Credit Facility of $146.

4. Reflects the net reduction in interest as a result of the April 1997 Restructuring. The April 1997 Restructuring provided for: (i) an increase of the borrowing limit to $150,000 (previously $75,000), (ii) a decrease in the interest rate spread over LIBOR to 1.40% (previously LIBOR plus 1.70%), and
    (iii) an extension of the maturity date to April 3, 2000 (previously February 26, 1998). In connection with the April 1997 Restructuring, the Company recognized an extraordinary loss of approximately $816 comprising
    (i) the write-off of previously deferred financing fees related to the old facility of approximately $316 and (ii) fees paid to the lenders of approximately $500. In addition, the Company incurred and recorded as deferred financing fees other financing costs relating to the April 1997 Restructuring of approximately $200. The net reduction in interest expense for the three months ended March 31, 1997 as a result of the April 1997 Restructuring comprises the following:

Reduction of interest rate from LIBOR plus 1.70% to LIBOR plus 1.40%
  (based upon as adjusted outstanding principal of $67,022)...........  $     (50)
Reduction in loan fee amortization due to write-off of previously
  capitalized loan fees...............................................        (91)
Amortization of loan fees on restructured facility....................         17
Increase in unused facility fees due to increase borrowing limit to
  $150,000............................................................         47
                                                                              ---
Net reduction.........................................................  $     (77)
                                                                              ---
                                                                              ---

                        MERIDIAN INDUSTRIAL TRUST, INC.
     HISTORICAL AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                          JANUARY 1, 1996 TO FEBRUARY 23, 1996
                                       -------------------------------------------
                                                                       HISTORICAL
                                       MERGED TRUSTS                   AS ADJUSTED
                                        HISTORICAL        MERGER         MERGED     HISTORICAL     POST-MERGER      POST-MERGER
                                        COMBINED(1)   TRANSACTIONS(2)    TRUSTS       MIT(3)     ACQUISITIONS(4)  DISPOSITIONS(5)
                                       -------------  ---------------  -----------  -----------  ---------------  ---------------
REVENUES
Rental revenues......................    $   4,997       $     785      $   5,782    $  34,465      $  14,106        $  (5,601)
Interest and other income............          161               1            162          576         --               --
                                            ------          ------     -----------  -----------       -------          -------
    Total Revenue....................        5,158             786          5,944       35,041         14,106           (5,601)
                                            ------          ------     -----------  -----------       -------          -------
OPERATING EXPENSES
Property operating costs.............          912             (92)           820        3,821          1,179           (1,016)
Real estate taxes....................          812              79            891        4,769          1,382             (755)
Interest expense.....................        1,506            (375)         1,131        6,065         11,674           (2,784)
General and administrative...........        1,162            (452)           710        4,273         --               --
Depreciation and amortization........        1,308            (624)           684        4,952          3,003             (669)
                                            ------          ------     -----------  -----------       -------          -------
    Total operating expenses.........        5,700          (1,464)         4,236       23,880         17,238           (5,224)
                                            ------          ------     -----------  -----------       -------          -------
Income (loss) before gain on sale of
  properties and extraordinary
  items..............................         (542)          2,250          1,708       11,161         (3,132)            (377)
Gain on sale of properties...........       --              --             --            3,313         --               --
                                            ------          ------     -----------  -----------       -------          -------
Income (loss) before extraordinary
  items..............................         (542)          2,250          1,708       14,474         (3,132)            (377)
Series B preferred dividends.........       --                (406)          (406)      (2,412)        --               --
                                            ------          ------     -----------  -----------       -------          -------
Income (loss) before extraordinary
  items allocable to common..........    $    (542)      $   1,844      $   1,302    $  12,062      $  (3,132)       $    (377)
                                            ------          ------     -----------  -----------       -------          -------
                                            ------          ------     -----------  -----------       -------          -------
Net income per common share..........
Weighted average common shares
  outstanding........................


                                                                       HISTORICAL
                                          1996         APRIL 1997      AS ADJUSTED
                                       OFFERINGS(6) RESTRUCTURING(7)       MIT
                                       -----------  -----------------  -----------
REVENUES
Rental revenues......................   $  --           $  --           $  48,752
Interest and other income............      --              --                 738
                                       -----------         ------      -----------
    Total Revenue....................      --              --              49,490
                                       -----------         ------      -----------
OPERATING EXPENSES
Property operating costs.............      --              --               4,804
Real estate taxes....................      --              --               6,287
Interest expense.....................      (4,713)           (241)         11,132
General and administrative...........      --              --               4,983
Depreciation and amortization........      --              --               7,970
                                       -----------         ------      -----------
    Total operating expenses.........      (4,713)           (241)         35,176
                                       -----------         ------      -----------
Income (loss) before gain on sale of
  properties and extraordinary
  items..............................       4,713             241          14,314
Gain on sale of properties...........      --              --               3,313
                                       -----------         ------      -----------
Income (loss) before extraordinary
  items..............................       4,713             241          17,627
Series B preferred dividends.........      --              --              (2,818)
                                       -----------         ------      -----------
Income (loss) before extraordinary
  items allocable to common..........   $   4,713       $     241       $  14,809
                                       -----------         ------      -----------
                                       -----------         ------      -----------
Net income per common share..........                                   $    1.06
                                                                       -----------
                                                                       -----------
Weighted average common shares
  outstanding........................                                  13,966,632
                                                                       -----------
                                                                       -----------

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO HISTORICAL AS ADJUSTED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical operations of the Merged Trusts for the period from January 1, 1996 to the Merger date of February 23, 1996.

2. Reflects adjustments relating to the Merger, Asset Purchase, and Refinancing comprising (i) adjustments for the historical operations of the Trust '83 Properties for the period from January 1, 1996 to the Merger date of February 23, 1996; (ii) the incremental effects of purchase accounting as a result of the Merger, together with certain cost adjustments, which result in a decrease in the historical expenses of the Merged Trusts comprising:
    (a) a reduction of depreciation expense of $832 resulting from the purchase accounting to record the Merger (Historical As Adjusted Merged Trusts depreciation expense has been calculated on a straight line basis using average useful lives of 35 years) and (b) a decrease in general and administrative expenses of $760 comprising a decrease in general and administrative expenses allocated to property operating costs of $308 and a decrease in corporate office costs of $452 (the reduction reflects a decrease in personnel costs, including salaries and benefits and a reduction in other administrative expenses, including accounting, legal and occupancy costs); and (iii) the pay down and retirement of $59,983 of the Company's debt using certain proceeds from (a) the $35,000 issuance of the Company's preferred stock completed concurrent with the Asset Purchase and (b) $26,505 in borrowings on the Company's Unsecured Credit Facility as detailed below:

                                                      MERGER      ASSET PURCHASE     REFINANCING
                                                    ADJUSTMENTS     ADJUSTMENTS      ADJUSTMENTS     TOTAL
                                                    -----------  -----------------  -------------  ---------
Revenues..........................................   $       0       $     786        $       0    $     786
                                                    -----------          -----            -----    ---------
Property operations...............................        (308)            216                0          (92)
Real estate taxes.................................           0              79                0           79
Interest expense..................................           0             234             (609)        (375)
General and administrative........................        (452)              0                0         (452)
Depreciation and amortization.....................        (832)            208                0         (624)
                                                    -----------          -----            -----    ---------
Total operating expenses..........................      (1,592)            737             (609)      (1,464)
                                                    -----------          -----            -----    ---------
Net income, before dividends......................       1,592              49              609        2,250
Series B preferred dividends......................           0               0             (406)        (406)
                                                    -----------          -----            -----    ---------
Net Income........................................   $   1,592       $      49        $     203    $   1,844
                                                    -----------          -----            -----    ---------
                                                    -----------          -----            -----    ---------

3. Represents the historical condensed consolidated statement of operations of the Company for the year ended December 31, 1996. Prior to February 23, 1996, the Company had no operations other than interest on its investments and general and administrative expenses.

4. Reflects the incremental effect on the Company's operations of the 1996 and 1997 Acquired Properties comprising eight separate property purchases in 1996 and the post-March 31, 1997 purchase of the 1997 Acquired Properties. Depreciation expense on the 1996 and 1997 Acquired Properties has been calculated on a straight line basis using average useful lives of 35 years. The 1996 and 1997 Acquired Properties and the Company's development activities were funded by the assumption of two separate mortgage loans in combined principal amount of $16,468 and a weighted average interest rate of 8.02%, with the balance funded by draws on the Unsecured Credit Facility. A summary

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO HISTORICAL AS ADJUSTED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 1996
        (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (CONTINUED)

    of the interest adjustment components relating to the 1996 and 1997 Acquired Properties and development activities is as follows:

Mortgages assumed in combined principal amount of $16,468 and a
  weighted average interest rate of 8.02%..........................  $   1,321
Unsecured Credit Facility borrowings at a pre-restructuring rate of
  LIBOR plus 1.7% or 7.2%, net of reduced unused facility fees of
  .25%.............................................................     11,287
Less interest capitalized on development activities................       (934)
                                                                     ---------
Total adjustment...................................................  $  11,674
                                                                     ---------
                                                                     ---------

5. Reflects the elimination of the effects on the Company's operations from the 1996 and 1997 Property Sales. Property sales in 1996 comprised 14 properties which, after closing costs, escrow holdback, early release of funds and pro-rated items totaling $1,975, resulted in net proceeds to the Company totaling $31,447 which were used to pay down borrowings on the Unsecured Credit Facility. The Company recorded a gain on sale of $3,313 in connection with the property sales occurring in 1996. The 1997 Property Sales result in a net loss on sale of $241 and comprise two property sales during the three months ended March 31, 1997 and three property sales occurring subsequent to March 31, 1997. The 1997 Property Sales result in net proceeds to the Company of $11,255 which are reflected as paydowns on the Unsecured Credit Facility. The 1996 and 1997 Property Sales result in adjustment to the 1996 historical interest expense of $2,784 as a result of reduced principal outstanding on the Unsecured Credit Facility.

6. Reflects the total reduction to the historically reported interest expense of the Merged Trusts and the Company as a result of the 1996 Offerings comprising (i) the incremental effect of the Company's issuance of 1,500,000 shares of Common Stock that closed on April 3, 1996 (the "April Offering") providing net proceeds of approximately $23,200 that, together with cash on hand were used to repay as adjusted borrowings on the Company's Unsecured Credit Facility of approximately $26,505, and (ii) the incremental effect of the Company's issuance of 3,910,000 shares of Common Stock (3,400,000 shares initially issued on November 25, 1996 and 510,000 shares issued on December 23, 1996, collectively referred to as the "Second Offering"), resulting in net proceeds of $67,480 applied to repay as adjusted borrowing on the Unsecured Credit Facility. The estimated interest reduction total of $4,713 is based upon the pre-restructuring interest rate of LIBOR plus 1.7% (7.2%), unused credit facility fees of .25%, and reflects interest reduction attributable to the April Offering as $482 and the Second Offering as $4,231, respectively.

7. Reflects the net reduction in interest as a result of the April 1997 Restructuring. The April 1997 Restructuring provided for: (i) an increase of the borrowing limit to $150,000 (previously $75,000), (ii) a decrease in the interest rate spread over LIBOR to 1.40% (previously LIBOR plus 1.70%), and
    (iii) an extension of the maturity date to April 3, 2000 (previously February 26, 1998). In connection with the April 1997 Restructuring, the Company recognized an extraordinary loss of approximately $816 comprising
    (i) the write-off of previously deferred financing fees related to the old facility of approximately $316 and (ii) fees paid to the lenders of approximately $500. In addition, the Company incurred and recorded as deferred financing fees other financing costs relating to the April 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO HISTORICAL AS ADJUSTED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 1996
        (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (CONTINUED)

    Restructuring of approximately $200. The net reduction in interest expense for the year ended December 31, 1996 as a result of the April 1997 Restructuring comprises the following:

Reduction of interest rate from LIBOR plus 1.70% to LIBOR plus 1.40%
  (based upon as adjusted outstanding principal of $67,022)..........  $    (201)
Reduction in loan fee amortization due to write-off of previously
  capitalized loan fees..............................................       (295)
Amortization of loan fees on restructured facility...................         67
Increase in unused facility fees due to increase borrowing limit to
  $150,000...........................................................        188
                                                                       ---------
Net reduction........................................................  $    (241)
                                                                       ---------
                                                                       ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

    We have audited the accompanying combined statement of revenues and certain expenses for the Prudential Property Transaction as defined in Note 1, for the year ended December 31, 1996. This statement is the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on this combined statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and is not intended to be a complete presentation of the revenues and expenses of the Prudential Property Transaction.

    In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Prudential Property Transaction for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California

June 30, 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE PRUDENTIAL PROPERTY TRANSACTION

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1996
                                                                                      THREE MONTHS    ------------
                                                                                          ENDED
                                                                                     MARCH 31, 1997
                                                                                     ---------------
                                                                                       (UNAUDITED)
Rental Revenues....................................................................     $   5,349      $   21,300
Certain Expenses:
  Real Estate Taxes................................................................           548           2,493
  Property Operating and Maintenance...............................................           674           2,741
                                                                                           ------     ------------
                                                                                            1,222           5,234
                                                                                           ------     ------------
Rental Revenues in Excess of Certain Expenses......................................     $   4,127      $   16,066
                                                                                           ------     ------------
                                                                                           ------     ------------

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO THE COMBINED STATEMENTS
                        OF REVENUES AND CERTAIN EXPENSES
                    FOR THE PRUDENTIAL PROPERTY TRANSACTION
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

1. PROPERTIES ACQUIRED.

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of 29 properties (comprising 57 warehouse/industrial buildings) and 179 acres of land (collectively the "Prudential Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Prudential Insurance Company of America and certain affiliated entities (collectively, "Prudential"). The Company and Prudential entered into seven separate purchase and sale agreements on May 27, 1997 (the "Prudential Property Transaction") that provide for an estimated closing date of August, 1997.

2. BASIS OF PRESENTATION.

    The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Prudential Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operation of the Prudential Properties; however, the Company is not aware of any material factors relating to the Prudential Properties that would cause the reported financial information not to be indicative of future operating results. Expenses reflected in property operating and maintenance expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Prudential Properties. In addition, the statements exclude capitalizable carrying and other costs related to the 179 acres of land being acquired.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenues.

    (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO THE COMBINED STATEMENTS
                        OF REVENUES AND CERTAIN EXPENSES
                    FOR THE PRUDENTIAL PROPERTY TRANSACTION
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                       (DOLLARS IN THOUSANDS) (CONTINUED)

4. LEASING ACTIVITY.

    The minimum future rental revenues due under non-cancelable operating leases in effect as of March 31, 1997, for the remainder of 1997 and annually thereafter are as follows:

YEAR                                                                                  AMOUNT
-----------------------------------------------------------------------------------  ---------
1997 (nine months).................................................................  $  13,842
1998...............................................................................     14,286
1999...............................................................................     10,869
2000...............................................................................      8,771
2001...............................................................................      6,175
Thereafter.........................................................................     12,104

    In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $707 for the three months ended March 31, 1997 (unaudited), and $3,196 for the year ended December 31, 1996. Certain leases contain options to renew.

5. RELATED PARTY TRANSACTIONS

    During 1996, Prudential utilized PREMISYS, an affiliate of Prudential, as its property management company. PREMISYS provided accounting and management services for the Prudential Properties. Total management fees paid were $127 and $532 for the three months ended March 31, 1997 (unaudited), and year ended December 31, 1996, respectively, which are reflected within property operating and maintenance expenses on the accompanying statements of revenues and certain expenses.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

    We have audited the accompanying combined statements of revenues and certain expenses for the Ameritech Transaction-Group A Properties as defined in Note 1, for the years ended December 31, 1996, 1995, and 1994. These statements are the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on these combined statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and are not intended to be a complete presentation of the revenues and expenses of the Ameritech Transaction-Group A Properties.

    In our opinion, the combined statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Ameritech Transaction-Group A Properties for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.
              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP A PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
           AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                             (DOLLARS IN THOUSANDS)

                                                        THREE MONTHS     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                            ENDED       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       MARCH 31, 1997       1996           1995           1994
                                                       ---------------  -------------  -------------  -------------
                                                         (UNAUDITED)
Rental Revenues......................................     $   1,316       $   5,139      $   4,837      $   4,812
Certain Expenses:
  Real Estate Taxes..................................           111             436            421            444
  Property Operating and Maintenance.................           322           1,290          1,188          1,091
                                                             ------          ------         ------         ------
                                                                433           1,726          1,609          1,535
                                                             ------          ------         ------         ------
Rental Revenues in Excess of Certain Expenses........     $     883       $   3,413      $   3,228      $   3,277
                                                             ------          ------         ------         ------
                                                             ------          ------         ------         ------

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP A PROPERTIES

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
           AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                             (DOLLARS IN THOUSANDS)

1. PROPERTIES ACQUIRED.

    The accompanying combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of one property and a participating mortgage loan receivable (collectively the "Group A Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Ameritech Pension Trust ("Ameritech"). These financial statements reflect the combined operations of the Group A Properties for the three months ended March 31, 1997 (unaudited) and for the years ended December 31, 1996, 1995 and 1994. The Company and Ameritech entered into a purchase and sale agreement on May 29, 1997 that provides for an estimated closing date of August 1997.

  PROPERTY                      SQUARE
    NAME         LOCATION       FOOTAGE                              LEASE DESCRIPTION
------------  ---------------  ---------  -----------------------------------------------------------------------

Barrington    Hayward, CA        203,515  The Barrington Business Park property comprises one building currently
Business                                  leased to 29 tenants under 9 triple net leases, 17 gross leases and 3
Park                                      modified gross leases. The leases expire on various dates from 1997 to
                                          2005. Based upon the current lease terms, annual base rent on the leases amounts to approximately $1,136.

Rancho        Downey, CA         623,658  The Rancho Downey property comprises 7 buildings currently leased to 18
Downey                                    tenants under 8 triple net leases, 7 gross leases and 3 modified gross leases. The leases expire on various dates from 1998 to 2003. Based upon the current lease terms, annual base rent on the leases amounts to approximately $3,386.

2. BASIS OF PRESENTATION.

    The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Group A Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Group A Properties; however, the Company is not aware of any material factors relating to these Group A Properties that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Group A Properties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenue.

    (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
          FOR THE AMERITECH TRANSACTION-GROUP A PROPERTIES (CONTINUED)

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
           AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                             (DOLLARS IN THOUSANDS)

4. LEASING ACTIVITY.

    The minimum future rental revenue from leases in effect at March 31, 1997 is as follows:

YEAR                                                                          AMOUNT
---------------------------------------------------------------------------  ---------
1997 (nine months).........................................................  $   3,047
1998.......................................................................      3,578
1999.......................................................................      2,914
2000.......................................................................      2,503
2001.......................................................................        601
Thereafter.................................................................        374

    In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expense, which amounted to $153 for the three months ended March 31, 1997 (unaudited), and $485, $474 and $489 for the years ended December 31, 1996, 1995 and 1994, respectively.

5. PARTICIPATING MORTGAGE LOAN RECEIVABLE.

    In accordance with generally accepted accounting principles, the underlying operations of the Rancho Downey property securing the participating mortgage loan receivable are included in the accompanying statements of revenues and certain expenses because the holder of the mortgage loan receives substantially all of the economics of the underlying property and, as such, the mortgage loan is treated as if it were an equity interest in the property for financial reporting purposes.

    The participating mortgage loan receivable bears a fixed interest rate of
10.5 percent, requires interest only payments at 8.5 percent and matures in December, 2005. In addition, the holder of the mortgage loan is entitled to receive preferences of 65.0 percent of adjusted gross receipts, adjusted net refinancing proceeds and any realized property appreciation upon disposition of the property securing the mortgage loan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

    We have audited the accompanying combined statements of revenues and certain expenses for the Ameritech Transaction-Group B Properties as defined in Note 1, for the years ended December 31, 1996 and 1995. These statements are the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on these combined statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and are not intended to be a complete presentation of the revenues and expenses of the Ameritech Transaction-Group B Properties.

    In our opinion, the combined statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Ameritech Transaction-Group B Properties for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.
              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP B PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
              AND FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                        YEAR ENDED     YEAR ENDED
                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           1996           1995
                                                                       THREE MONTHS    -------------  -------------
                                                                           ENDED
                                                                      MARCH 31, 1997
                                                                      ---------------
                                                                        (UNAUDITED)
Rental Revenues.....................................................     $   1,738       $   6,933      $   5,680
Certain Expenses:
  Real Estate Taxes.................................................           199             791            590
  Property Operating and Maintenance................................           162             493            345
                                                                            ------          ------         ------
                                                                               361           1,284            935
                                                                            ------          ------         ------
Rental Revenues in Excess of Certain Expenses.......................     $   1,377       $   5,649      $   4,745
                                                                            ------          ------         ------
                                                                            ------          ------         ------

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP B PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

1. PROPERTIES ACQUIRED.

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of 12 properties (collectively the "Group B Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Ameritech Pension Trust ("Ameritech"). These financial statements reflect the combined operations of the Group B Properties for the three months ended March 31, 1997 (unaudited) and for the years ended December 31, 1996 and 1995. Historical information relating to the Group B properties prior to 1995 was not available to the Company or Ameritech. The Company and Ameritech entered into a purchase and sale agreement on May 29, 1997 that provides for an estimated closing date of August 1997.

                                          DATE ACQUIRED     SQUARE
PROPERTY NAME            LOCATION          BY AMERITECH     FOOTAGE                    LEASE DESCRIPTION
----------------  ----------------------  --------------  -----------  -------------------------------------------------
Abitibi Price     Arlington, TX           October 1994       227,120   The Abitibi Price property comprises one building
                                                                       currently leased to one tenant under a triple net
                                                                       lease. The lease commenced in 1975 and expires in
                                                                       2000. Based upon the current lease terms, annual
                                                                       base rent on the lease amounts to approximately
                                                                       $343.

Phantom Drive     St. Louis, MO           January 1996       126,642   The Phantom Drive property comprises one building
                                                                       currently leased to one tenant under a modified
                                                                       gross lease. The lease commenced in 1994 and
                                                                       expires in 2000. Based upon the current lease
                                                                       terms, annual base rent on the lease amounts to
                                                                       approximately $500.

Fisher Price      Ontario, CA             December 1994      275,169   The Fisher Price property comprises one building
                                                                       currently leased to one tenant under a triple net
                                                                       lease. The lease commenced in 1994 and expires in
                                                                       1999. Based upon the current lease terms, annual
                                                                       base rent on the lease amounts to approximately
                                                                       $925.

Burnham Services  Rancho Cucamonga, CA    December 1994      177,744   The Burnham Services property comprises one
                                                                       building currently leased to one tenant under a
                                                                       triple net lease. The lease commenced in 1993 and
                                                                       expires in 1998. Based upon the current lease
                                                                       terms, annual base rent on the lease amounts to
                                                                       approximately $530.

Airborne          Plano, TX               January 1995       144,000   The Airborne property comprises one building
                                                                       currently leased to four tenants under four
                                                                       triple net leases. The leases have various
                                                                       commencement dates. The leases expire on various
                                                                       dates from 1999 to 2001. Based upon the current
                                                                       lease terms, annual base rent on the leases
                                                                       amounts to approximately $459.

Prime Paper       Rancho Cucamonga, CA    January 1995       125,952   The Prime Paper property comprises one building
                                                                       currently leased to one tenant under a triple net
                                                                       lease. The lease commenced in 1993 and expires in
                                                                       2016. Based upon the current lease terms, annual
                                                                       base rent on the lease amounts to approximately
                                                                       $302.

Skyway Freight    Carrollton, TX          January 1995       155,496   The Skyway Freight property comprises one
                                                                       building currently leased to one tenant under a
                                                                       triple net lease. The lease commenced in 1995 and
                                                                       expires in 2000. Based upon the current lease
                                                                       terms, annual base rent on the lease amounts to
                                                                       approximately $466.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP B PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                       (DOLLARS IN THOUSANDS) (CONTINUED)

1. PROPERTIES ACQUIRED. (CONTINUED)

                                          DATE ACQUIRED     SQUARE
PROPERTY NAME            LOCATION          BY AMERITECH     FOOTAGE                    LEASE DESCRIPTION
----------------  ----------------------  --------------  -----------  -------------------------------------------------
Sports Supply     Farmers Branch, TX      March 1995         180,841   The Sports Supply property comprises one building
                                                                       currently leased to one tenant under a triple net
                                                                       lease. The lease commenced in 1995 and expires in
                                                                       2005. Based upon the current lease terms, annual
                                                                       base rent on the lease amounts to approximately
                                                                       $547.

Southwire         Dallas, TX              March 1995         159,600   The Southwire property comprises one building
                                                                       currently leased to three tenants under three
                                                                       triple net leases. The leases have various
                                                                       commencement dates. The leases expire on various
                                                                       dates from 1998 to 2001. Based upon the current
                                                                       lease terms, annual base rent on the leases
                                                                       amounts to approximately $454.

Northern Auto     Phoenix, AZ             June 1995          273,520   The Northern Auto property comprises one building
                                                                       currently leased to one tenant under a triple net
                                                                       lease. The lease commenced in 1995 and expires in
                                                                       2010. Based upon the current lease terms, annual
                                                                       base rent on the lease amounts to approximately
                                                                       $755.

Climatic          Carrollton, TX          September 1995      83,200   The Climatic property comprises one building
                                                                       currently leased to two tenants under two triple
                                                                       net leases. The leases have various commencement
                                                                       dates. The leases expire on various dates from
                                                                       2000 to 2005. Based upon the current lease terms,
                                                                       annual base rent on the leases amounts to
                                                                       approximately $295.

General Motors    Brea, CA                December 1994      132,000   The General Motors property comprises one
                                                                       building currently leased to one tenant under a
                                                                       gross lease. The lease commenced in 1994 and
                                                                       expires in 1997. Based upon the current lease
                                                                       terms, annual base rent on the lease amounts to
                                                                       approximately $497.

2. BASIS OF PRESENTATION.

    The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Group B Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Group B Properties; however, the Company is not aware of any material factors relating to these Group B Properties that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Group B Properties.

    The statements of revenues and certain expenses reflect the operations of such properties for periods after their acquisition by Ameritech. For build-to-suits, the accompanying combined statements of revenues and certain expenses reflect the activity from date of operations through the year end. During 1995, seven of the Group B build-to-suit properties commenced operations.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP B PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                       (DOLLARS IN THOUSANDS) (CONTINUED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenue.

    (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4. LEASING ACTIVITY.

    The minimum future rental revenue from leases in effect at March 31, 1997 is as follows:

YEAR                                                                                  AMOUNT
-----------------------------------------------------------------------------------  ---------

1997 (nine months).................................................................  $   6,078

1998...............................................................................      5,147

1999...............................................................................      4,204

2000...............................................................................      2,457

2001...............................................................................      1,599

Thereafter.........................................................................     10,183

    In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expense, which amounted to $197 for the three months ended March 31, 1997 (unaudited), and $765 and $513 for the years ended December 31, 1996 and 1995, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

    We have audited the accompanying combined statement of revenues and certain expenses for the Ameritech Transaction-Group C Properties as defined in Note 1, for the year ended December 31, 1996. This statement is the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on this combined statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and is not intended to be a complete presentation of the revenues and expenses of the Ameritech Transaction-Group C Properties.

    In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Ameritech Transaction-Group C Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                   ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP C PROPERTIES

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 THREE MONTHS
                                                                                ENDED MARCH 31,     YEAR ENDED
                                                                                     1997        DECEMBER 31, 1996
                                                                                ---------------  -----------------
Rental Expenses...............................................................     $   1,299         $   3,771
Certain Expenses:
  Real Estate Taxes...........................................................           148               489
  Property Operating and Maintenance..........................................           154               246
                                                                                      ------            ------
                                                                                         302               735
                                                                                      ------            ------
Rental Revenues in Excess of Certain Expenses.................................     $     997         $   3,036
                                                                                      ------            ------
                                                                                      ------            ------

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP C PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

1. PROPERTIES ACQUIRED.

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of nine properties (collectively the "Group C Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Ameritech Pension Trust ("Ameritech"). These financial statements reflect the combined operations of the Group C Properties for the three months ended March 31, 1997 and for the year ended December 31, 1996. Historical information relating to the Group C Properties prior to 1996 was not available to the Company or Ameritech. The Company and Ameritech entered into a purchase and sale agreement on May 29, 1997 that provides for an estimated closing date of August 1997.

                                             DATE
                                           ACQUIRED
    PROPERTY                                  BY          SQUARE
      NAME              LOCATION          AMERITECH       FOOTAGE                     LEASE DESCRIPTION
----------------  --------------------  --------------  -----------  ----------------------------------------------------

Vans              City of Industry, CA  February 1996      126,720   The Vans Distribution property comprises one
Distribution                                                         building currently leased to one tenant under a
                                                                     triple net lease. The lease commenced in 1995 and
                                                                     expires in 2000. Based upon the current lease terms,
                                                                     annual base rent on the lease amounts to
                                                                     approximately $380.

Tech Plastics     Tempe, AZ             May 1996            60,633   The Tech Plastics property comprises one building
                                                                     currently leased to a tenant under one triple net
                                                                     lease. The lease commenced in 1996 and expires in
                                                                     2001. Based upon the current lease terms, annual
                                                                     base rent on the lease amounts to approximately
                                                                     $218.

RK Distribution   Ontario, CA           April 1996         133,775   The RK Distribution property comprises one building
                                                                     currently leased to one tenant under a gross lease.
                                                                     The lease commenced in 1994 and expires in 2005.
                                                                     Based upon the current lease terms, annual base rent
                                                                     on the lease amounts to approximately $482.

Dircks Building   Phoenix, AZ           December 1995      157,626   The Dircks Building property comprises one building
                                                                     currently leased to two tenants under two triple net
                                                                     leases. The leases have various commencement dates.
                                                                     The leases expire on various dates from 2005 to
                                                                     2006. Based upon the current lease terms, annual
                                                                     base rent on the leases amounts to approximately
                                                                     $628.

IDI Building      Glendale Heights, MI  December 1995      135,526   The IDI Building property comprises one building
                                                                     currently leased to two tenants under two triple net
                                                                     leases. The leases have various commencement dates.
                                                                     The leases expire in 1999. Based on the current
                                                                     lease terms, annual base rent on the leases amounts
                                                                     to approximately $574.

Timber Court      Bolingbrook, IL       December 1995      320,722   The Timber Court property comprises one building
                                                                     currently leased to four tenants under four triple
                                                                     net leases. The leases have various commencement
                                                                     dates. The leases expire on various dates from 1999
                                                                     to 2004. Based upon the current lease terms, annual
                                                                     base rent on the leases amounts to approximately
                                                                     $1,120.

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP C PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                       (DOLLARS IN THOUSANDS) (CONTINUED)

    In addition, the accompanying combined statement of revenue and certain expenses for the year ended December 31, 1996 excludes three properties to be acquired as a part of the Ameritech Transaction-Group C Properties for which such information was not available to the Company or Ameritech. Refer to the property and leasing descriptions of the First Street, Tab/Brockway and TYC Industries properties as follows:

                                      DATE
                                    ACQUIRED
   PROPERTY                            BY          SQUARE
     NAME          LOCATION        AMERITECH       FOOTAGE                         LEASE DESCRIPTION
--------------  ---------------  --------------  -----------  -----------------------------------------------------------

First Street    San Jose, CA     December 1996       74,621   The First Street property comprises one building currently leased to three tenants under three triple net leases. The leases have various commencement dates. The leases expire
                                                              on various dates from 1999 to 2005. Based upon the current lease terms, annual base rent on the leases amounts to
                                                              approximately $587.

Tab/Brockway    Fontana, CA      March 1997         136,260   The Tab/Brockway property comprises one building currently leased to two tenants under one triple net lease and one
                                                              gross lease. The leases have various commencement dates.
                                                              The leases expire in 2005. Based on the current lease
                                                              terms, annual base rent on the leases amounts to
                                                              approximately $546.

TYC Industries  La Mirada, CA    February 1997       70,756   The TYC Industries property comprises one building
                                                              currently leased to one tenant under a triple net lease.
                                                              The lease commenced in 1994 and expires in 1999. Based upon the current lease terms, annual base rent on the lease
                                                              amounts to approximately $297.

2. BASIS OF PRESENTATION.

    The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Group C Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Group C Properties; however, the Company is not aware of any material factors relating to these Group C Properties that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Group C Properties.

    Ameritech acquired four of the Group C Properties during 1996 and two of the Group C Properties during 1997. The statements of revenues and certain expenses reflect the operations of such properties for periods after their acquisition by Ameritech.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenue.

    (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

                        MERIDIAN INDUSTRIAL TRUST, INC.

       NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                FOR THE AMERITECH TRANSACTION-GROUP C PROPERTIES
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                       (DOLLARS IN THOUSANDS) (CONTINUED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (CONTINUED) amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4. LEASING ACTIVITY.

    The minimum future rental revenue from leases in effect at March 31, 1997 is as follows:

YEAR                                                                          AMOUNT
---------------------------------------------------------------------------  ---------
1997 (nine months).........................................................  $   3,428
1998.......................................................................      3,474
1999.......................................................................      2,952
2000.......................................................................      1,892
2001.......................................................................      1,628
Thereafter.................................................................      5,101

    In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expense, which amounted to $400 for the three months ended March 31, 1997 (unaudited), and $1,364 for the year ended December 31, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

    We have audited the accompanying combined statement of revenues and certain expenses of the Acquired Properties, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the management of Meridian Industrial Trust, Inc. (the "Company"). Our responsibility is to express an opinion on this combined statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations and is not intended to be a complete presentation of the revenues and expenses of the Acquired Properties.

    In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Acquired Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                   ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                        MERIDIAN INDUSTRIAL TRUST, INC.

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                          FOR THE ACQUIRED PROPERTIES

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                  THREE MONTHS
                                                                                 ENDED MARCH 31,      YEAR ENDED
                                                                                      1997         DECEMBER 31, 1996
                                                                                -----------------  -----------------
                                                                                   (UNAUDITED)
Rental Revenues...............................................................      $     899          $   2,234
Certain Expenses:
  Real Estate Taxes...........................................................             66                229
  Property Operating and Maintenance..........................................             28                136
                                                                                        -----             ------
                                                                                           94                365
                                                                                        -----             ------
Rental Revenues in Excess of Certain Expenses.................................      $     805          $   1,869
                                                                                        -----             ------
                                                                                        -----             ------

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO THE COMBINED STATEMENTS

                        OF REVENUES AND CERTAIN EXPENSES

                          FOR THE ACQUIRED PROPERTIES

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

1. PROPERTIES ACQUIRED.

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of three operating properties (the "Acquired Properties") acquired by Meridian Industrial Trust, Inc. (the "Company") during the period from April 29, 1997 to May 13, 1997.

                                                                   RENTABLE
                                                   ACQUISITION      SQUARE        NUMBER OF
PROPERTY NAME                     LOCATION             DATE          FEET          TENANTS           BUILDING TYPE
--------------------------  --------------------  --------------  -----------  ---------------  ------------------------
Meyer Circle Facility       Corona, CA            April 29, 1997     201,380          1           Warehouse/Distribution
80th Avenue Facility        Pleasant Prairie, WI  April 30, 1997     302,500          1           Warehouse/Distribution
Yates Avenue Facility       Montebello, CA        May 13, 1997       374,370          2           Warehouse/Distribution

    The 80th Avenue Facility is a build-to-suit property. The current tenant took occupancy of the property at the time of its completion on July 15, 1996.

2. BASIS OF PRESENTATION.

    The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Acquired Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Acquired Properties; however, the Company is not aware of any material factors relating to the Acquired Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of interest, depreciation and amortization and other costs not directly related to the future operations of the Acquired Properties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) Revenue Recognition. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

    (b) Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                        NOTES TO THE COMBINED STATEMENTS

                        OF REVENUES AND CERTAIN EXPENSES

                          FOR THE ACQUIRED PROPERTIES

             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

                       (DOLLARS IN THOUSANDS) (CONTINUED)

4. LEASING ACTIVITY.

    The minimum future rental revenues due under non-cancelable operating leases in effect as of March 31, 1997, for the remainder of 1997 and annually thereafter are as follows:

YEAR                                                                        AMOUNT
-------------------------------------------------------------------------  ---------
1997 (nine months).......................................................  $   2,626
1998.....................................................................      3,528
1999.....................................................................      3,537
2000.....................................................................      3,555
2001.....................................................................      3,484
Thereafter...............................................................     13,331

    In addition to minimum rental payments, tenants pay their share of specified operating expenses, which amounted to $29 for the three months ended March 31, 1997 (unaudited), and $129 for the year ended December 31, 1996. Certain leases contain options to renew.

5. MORTGAGE NOTES PAYABLE.

    The following table presents unaudited information regarding the mortgage notes payable that were assumed by the Company in connection with the acquisition of the respective properties as of the acquisition date. All such instruments are first lien notes secured by the applicable Acquired Property.

                                                                        STATED
                                                                       INTEREST     ANNUAL     MATURITY
NAME AND LOCATION OF PROPERTY                                            RATE      PAYMENTS      DATES     BALANCE
---------------------------------------------------------------------  ---------  -----------  ---------  ---------
Meyer Circle, Corona, CA.............................................      10.00%  $     656     2/01/98  $   5,724
Yates Avenue, Montebello, CA.........................................       9.89%      1,148     7/15/98     10,429
                                                                                                          ---------
Total................................................................                                     $  16,153
                                                                                                          ---------
                                                                                                          ---------

    Principal payments are due as follows:

1997.......................................  $     145
1998.......................................     16,008
                                             ---------
TOTAL......................................  $  16,153
                                             ---------
                                             ---------

    The Company intends to pay off the mortgage notes payable from advances on its unsecured credit facility.

P                       MERIDIAN INDUSTRIAL TRUST, INC.
R                                    PROXY
O                            SOLICITED ON BEHALF OF
X                          THE BOARD OF DIRECTORS OF
Y                       MERIDIAN INDUSTRIAL TRUST, INC.
                   FOR THE AUGUST 6, 1997 SPECIAL MEETING OF
                        STOCKHOLDERS AND ANY ADJOURNMENT
                            OR POSTPONEMENT THEREOF.

The undersigned stockholder of Meridian Industrial Trust, Inc., a Maryland corporation ("Meridian"), hereby (a) acknowledges receipt of the Notice to Stockholders of the Special Meeting of Stockholders of Meridian to be held on August 6, 1997, and of the accompanying Proxy Statement; (b) appoints Allen J. Anderson and Milton K. Reeder, as Proxies for the undersigned, or any of them, each with full power of substitution; (c) authorizes the Proxies to represent the undersigned at the meeting and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast as the holder of those shares of Meridian Common Stock or Meridian Series B Preferred Stock held of record by the undersigned at the close of business on June 26, 1997, at the meeting and at any adjournment or postponement thereof; and (d) revokes any proxies previously given.

                               SEE REVERSE SIDE

                             FOLD AND DETACH HERE

/X/ Please mark your
    votes as in this
    example.

    The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the proposals as described in the Proxy Statement and in the discretion of the Proxies on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2
--------------------------------------------------------------------------------


                                                      FOR     AGAINST    ABSTAIN
1.  A proposal to approve the issuance of up to
    7,314,026 shares of Common Stock to Ameritech
    Pension Trust.                                    / /       / /       / /

2.  A proposal to approve the issuance of 7,096,513
    shares of Common Stock to The Prudential
    Insurance Company of America and three of its
    separate accounts.                                / /       / /       / /

                                                      FOR     AGAINST    ABSTAIN
3.  In their discretion, the Proxies are authorized
    to vote on such other business as may properly
    come before the meeting or any adjournment(s) or
    postponement(s) thereof.                          / /       / /       / /

Please sign and date this proxy and return it as promptly as possible in the envelope provided. Joint owners should each sign. Signature(s) should correspond exactly with the name(s) printed on this proxy. Attorneys, executors, administrators, guardians, and officers signing in a representative capacity should give full title.



----------------------------------



----------------------------------
Signature(s)                  Date



                                 FOLD AND DETACH HERE